                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

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                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                 Mallinckrodt Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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



                               MALLINCKRODT INC.

                                 Notice of 1997

                         Annual Meeting of Stockholders

                              and Proxy Statement





                                      LOGO

LOGO

MALLINCKRODT INC.

                                                             September 12, 1997


Dear Stockholder:

  You are cordially invited to attend the Annual Meeting of Stockholders of Mallinckrodt Inc. to be held on Wednesday, October 15, 1997. We will meet at The Westin South Coast Plaza Hotel, 686 Anton Boulevard, Costa Mesa, California 92626, continuing our practice of holding our meetings near significant Mallinckrodt operations. In addition to the formal items of business to be brought before the meeting, members of management will report on the Company's operations and answer stockholders' questions.

  This booklet includes the Notice of the Annual Meeting and the Proxy Statement. The Proxy Statement describes the formal business that will be transacted at the Annual Meeting and provides information about the Company and the items to be voted upon.

  Your vote is very important. Whether or not you expect to attend the Annual Meeting, please ensure that your shares will be represented by promptly completing, signing, and returning your proxy card in the envelope provided. Even though you execute this proxy, you may revoke it at any time before it is voted. If you attend the meeting you will be able to vote in person if you wish to do so, even if you have previously returned your proxy card.

  Thank you for your continued support.

Sincerely,

LOGO
C. Ray Holman
Chairman and
Chief Executive Officer


7733 FORSYTH BLVD., ST. LOUIS, MISSOURI 63105          TELEPHONE (314) 854-5200

LOGO

                               MALLINCKRODT INC.

      HEADQUARTERS OFFICE: 7733 FORSYTH BLVD., ST. LOUIS, MISSOURI 63105

                               ----------------

            NOTICE OF EIGHTY-EIGHTH ANNUAL MEETING OF STOCKHOLDERS

                               ----------------

To our Stockholders:

  The Eighty-Eighth Annual Meeting of Stockholders of Mallinckrodt Inc. will be held on Wednesday, October 15, 1997 at 10:00 a.m. local time, at The Westin South Coast Plaza Hotel, 686 Anton Boulevard, Costa Mesa, California 92626 to:

  1. Elect three directors for terms expiring in 2000, as recommended by the Board of Directors;

  2. Ratify the appointment of independent auditors to examine and report on the financial statements of the Company for fiscal 1998, as recommended by the Board of Directors;

  3. Consider and act upon a proposal to approve the Directors' Stock Award Plan, which provides for annual stock grants to the Company's non-employee directors, as recommended by the Board of Directors (if approved, the Directors' Retirement Plan will be discontinued in the manner described in the accompanying Proxy Statement);

  4. Consider and act upon a proposal to approve the Equity Incentive Plan, a new stock-based incentive plan for eligible employees of the Company, as recommended by the Board of Directors;

  5. Consider and act upon the material terms of the performance goals established under the Company's Long-Term Incentive Compensation Plan for key employees for the three-year period commencing July 1, 1997 and ending June 30, 2000, as recommended by the Board of Directors;

  6. Consider and act upon a stockholder proposal, if properly presented for action at the meeting, to recommend that the Board of Directors redeem or submit to a binding shareholder vote the Company's Shareholder Rights Plan; and

  7. Transact any other business that may properly come before the meeting or any adjournment thereof.

  Only Common and 4% Cumulative Preferred stockholders of record at the close of business on August 26, 1997 are entitled to notice of and to vote at the meeting.

  Admission to the meeting will be by ticket only. If you are a stockholder of record and plan to attend, please mark the appropriate box on the enclosed proxy card so we can mail a ticket to you in advance of the meeting. If your shares are held through an intermediary such as a bank or brokerage firm, please request a ticket by writing to the Corporate Secretary, Mallinckrodt Inc., 7733 Forsyth Boulevard, St. Louis, Missouri 63105, enclosing evidence of your stock ownership with your letter.

Dated: September 12, 1997

                                          By Order of the Board of Directors

                                          LOGO
                                          Roger A. Keller
                                          Vice President, Secretary and
                                          General Counsel

 Your vote is important. Please complete and return your proxy in the enclosed envelope.

                                PROXY STATEMENT

                               MALLINCKRODT INC.
               7733 FORSYTH BOULEVARD, ST. LOUIS, MISSOURI 63105

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Mallinckrodt Inc. for the Annual Meeting of Stockholders to be held on October 15, 1997, notice of which, to all stockholders of record entitled to vote as of August 26, 1997, accompanies this statement. Only Common and 4% Cumulative Preferred stockholders of record at the close of business on August 26, 1997, are entitled to vote at this meeting. At that time, the number of outstanding shares of capital stock of the Company entitled to vote was as follows: 4% Cumulative Preferred Stock, par value $100 per share, 98,330 shares and Common Stock, par value $1 per share, 72,111,451 shares. Each such share is entitled to one vote on each matter properly brought before the Annual Meeting.

  Shares represented by proxies will be voted in accordance with directions given on the proxy card by a stockholder. Any signed and returned proxy not specifying to the contrary will be voted as recommended by the Board of Directors. A stockholder giving a proxy has the right to revoke it at any time before it has been voted at the meeting.

  Under the laws of the State of New York, the Company's state of incorporation, votes cast at a meeting of stockholders are determinative of the outcome of each matter submitted for shareholder action. "Votes cast" means the votes actually cast "for" or "against" a proposal, whether in person or by proxy. Directors are elected by a plurality of the votes cast at the meeting. The affirmative vote of a majority of the votes cast at the meeting is required to approve the ratification of auditors and the shareholder proposal. The remaining items on the agenda require the affirmative vote of a majority of the outstanding shares of stock of the Company. The shares represented by abstentions and broker non-votes will be considered present at the meeting for quorum purposes; however, they (i) will not be counted as either "for" or "against" a director nominee or any other matter on the agenda, (ii) will not have any effect upon the election of directors, the ratification of auditors or the shareholder proposal, and (iii) will have the effect of a vote "against" the Directors' Stock Award Plan, the Equity Incentive Plan and the Long-Term Incentive Plan proposal.

  The Annual Report of the Company for the fiscal year ended June 30, 1997, this Proxy Statement, and the proxy card are first being mailed to stockholders commencing on or about September 12, 1997.

                                 AGENDA ITEM 1
                             ELECTION OF DIRECTORS

  At the outset of fiscal 1997, the Board of Directors consisted of fourteen members. Effective on the date of the annual meeting in October 1996, Alec Flamm, a director of the Company since 1986, and Herve M. Pinet, a director since 1973, retired as directors in accordance with the Board's retirement policy. Effective on the date of this meeting, Morton Moskin, a director since 1973, will retire as a director in accordance with the Board's retirement policy. Accordingly, the Board will reduce its size to eleven members at that time.

  Of the twelve current directors, C. Ray Holman, the Company's Chairman and CEO, and Mack G. Nichols, the Company's President and COO, are the only ones who are employees of the Company. Raymond F. Bentele was President and CEO of Mallinckrodt, Inc., then a subsidiary of the Company, and Executive Vice President of the Company, until his retirement as an officer in December 1992. None of the other directors have ever been officers or employees of the Company.

  As provided in the Company's certificate of incorporation and by-laws, the Board is divided into three classes, with one class standing for election each year for three-year terms. The classes of the Board are kept as equal in size as practicable and each class must have a minimum of three directors. The class of 1997 has consisted of four directors: Mr. Holman, Ms. Malone, Mr. Viscusi, and the retiring director, Mr. Moskin. Upon recommendation of the Corporate Governance Committee, the Board has nominated Mr. Holman, Ms. Malone and Mr. Viscusi for re-election by the stockholders for three-year terms.

  The shares represented by the proxies named on the enclosed proxy card will be voted, unless authorization to do so is withheld, in favor of the election of the nominees as directors to serve for the terms indicated or until their successors shall have been duly elected and qualified. Each of the nominees is willing to so serve. Biographical information, current as of July 1, 1997 concerning each of the nominees and the directors continuing in office follows. There are no family relationships among any of the nominees or any of the incumbents or any executive officer of the Company or any of its subsidiaries. All nominees have previously been considered and elected by the stockholders.

  As required by New York law, directors are to be elected by a plurality of the votes cast at the meeting in person or by proxy by the holders of shares entitled to vote in the election.

  THE BOARD RECOMMENDS A VOTE "FOR" THE ELECTION OF THE FOLLOWING THREE NOMINEES FOR THREE-YEAR TERMS ENDING IN OCTOBER 2000 (ITEM NO. 1 ON THE PROXY
CARD).

                C. RAY HOLMAN, 54, Chairman of the Board of the Company since
              October 1994; CEO of the Company since December 1992; and President of the Company from December 1992 to December 1995. Mr. Holman joined Mallinckrodt, Inc., as Assistant Controller in 1976, and held increasingly more responsible positions thereafter. He became President and CEO of Mallinckrodt Medical Inc., a wholly-owned subsidiary of the Company, in 1989, and a Corporate Vice President in 1990. He is a director of Laclede Gas Company and NationsBank Corporation. Mallinckrodt director since 1992. Member, Executive Committee.

LOGO

                CLAUDINE B. MALONE, 61, President of Financial & Management
LOGO Consulting, Inc., McLean, VA. She currently serves as Chairman, Federal Reserve Bank, Richmond, Virginia, and as a Trustee of the Massachusetts Institute of Technology. Ms. Malone sits on the boards of Dell Computer Corporation; Hannaford Bros. Co.; Hasbro, Inc.; Houghton Mifflin Company; Lafarge Corporation; The Limited Inc.; Lowe's Companies, Inc.; Science Applications International Corporation; and Union Pacific Resources Group Inc. Mallinckrodt director since 1994. Chair, Social Responsibility Committee and member, Organization and Compensation Committee.

                ANTHONY VISCUSI, 64, President, CEO and director of
LOGO Vasomedical, Inc., Westbury, NY, since June 1994. Mr. Viscusi was Senior Vice President, Worldwide Marketing for the AgVet division of Merck & Co., Inc. from 1987 to 1993. Mallinckrodt director since 1995. Member, Audit Committee and Corporate Governance Committee.

  The following information is provided concerning directors continuing in office.

                RAYMOND F. BENTELE, 60. President and CEO of Mallinckrodt,
              Inc. from 1981 until his retirement in December 1992. He joined the Company as Senior Vice President when it acquired the corporation then named Mallinckrodt, Inc. in 1986, and was Executive Vice President of the Company from 1989 until retirement. He is a director of Kellwood Company, Leggett & Platt, Incorporated, and IMC Global Inc. Mallinckrodt director since 1990. Chair, Audit Committee and member, Executive Committee and Social Responsibility Committee. Term expires in 1999.
LOGO

                GARETH C. C. CHANG, 54, Corporate Senior Vice President,
              Marketing, of Hughes Electronics and President, Hughes International, Los Angeles, CA, since 1993. Mr. Chang was Corporate Vice President and Head, Asia/Pacific, of McDonnell Douglas Corporation from 1988 to 1993. He is a director of Apple Computer Inc. Mallinckrodt director since April 1996. Member, Social Responsibility Committee and Organization and Compensation Committee. Term expires in 1999.

LOGO

                WILLIAM L. DAVIS, III, 53, Chairman and CEO of R. R. Donnelley
              and Sons Company, Chicago, IL, since March 1997. Mr. Davis was a Senior Executive Vice President of Emerson Electric Co., St. Louis, MO, from 1993 to 1997, and was an Executive Vice President of that company from 1988 to 1993. Mallinckrodt director since 1995. Member, Audit Committee and Organization and Compensation Committee. Term expires in 1998.

LOGO

                RONALD G. EVENS, M.D., 57, Director of the Mallinckrodt
              Institute of Radiology at Washington University, St. Louis, MO, head of the Department of Radiology and Mallinckrodt Professor of Radiology of the University's Medical School, and Professor of Medical Economics at the Olin School of Business. He is also a director of RightCHOICE Managed Care, Inc., a for-profit subsidiary of Blue Cross and Blue Shield of Missouri. Mallinckrodt director since 1990. Member, Social Responsibility Committee and Corporate Governance Committee. Term expires in 1999.

LOGO

                ROBERTA S. KARMEL, 60, Professor of Law and Co-Director,
              Center for the Study of International Business Law, Brooklyn Law School since 1985; of counsel, Kelley Drye & Warren since January 1, 1995, where she was a partner from 1987 to 1994. She serves as a director of Kemper Insurance Companies. Mrs. Karmel served as a Commissioner of the U.S. Securities and Exchange Commission from 1977 until 1980 and as a director of the New York Stock Exchange from 1983 until June 1989. Mallinckrodt director since 1980. Chair, Organization and Compensation Committee and member, Corporate Governance Committee. Term expires in 1998.

LOGO

                MACK G. NICHOLS, 59, President and COO of the Company since
              December 1995; Senior Vice President of the Company since October 1993; Vice President of the Company from October 1990 to October 1993; President and CEO of Mallinckrodt Chemical, Inc., a wholly-owned subsidiary of the Company, from January 1989 to December 1995. He is also a director of A.P. Green Industries, Inc. Mallinckrodt director since December 1995. Term expires in 1999.

LOGO

                BRIAN M. RUSHTON, Ph.D., 63, Past President of the American
              Chemical Society. Dr. Rushton served as Senior Vice President, Research and Development, for Air Products and Chemicals, Inc., from 1992 to 1993. He joined Air Products in 1981 as Vice President of Research and Development. Mallinckrodt director since 1994. Member, Audit Committee and Social Responsibility Committee. Term expires in 1998.

LOGO

                DANIEL R. TOLL, 69, corporate and civic director. He serves as a director of Brown Group, Inc., A.P. Green Industries, Inc., Kemper Insurance Companies, Lincoln National Convertible Securities Fund, Inc., Lincoln National Income Fund, Inc., and NICOR, Inc. He was formerly President of Walter E. Heller International Corporation, a financial services firm, from 1980 to 1985. Mallinckrodt director since 1985. Chair, Executive Committee and member, Corporate Governance Committee and Organization and Compensation Committee. Term expires in 1998.

LOGO

                   INFORMATION ABOUT THE BOARD OF DIRECTORS

  In accordance with New York law, the Board of Directors is responsible for supervising the overall affairs of the Company. Five committees of the Board, as described below, assist the Board in carrying out its duties.

  The Board held six regular meetings and three special meetings during the 1997 fiscal year. Overall attendance of directors at Board and Committee meetings was approximately 95%. All directors attended at least 75% of the meetings of the Board and all committees of the Board of which they were members, except Mr. Chang, who was unable to attend a number of meetings because of unanticipated scheduling conflicts resulting from his position with Hughes Electronics and whose attendance was approximately 56%.

COMMITTEES OF THE BOARD

  The Board of Directors has established five standing committees: Executive; Audit; Corporate Governance; Organization and Compensation; and Social Responsibility. The committees held a total of twenty meetings during fiscal 1997. The Executive Committee consists of three non-employee directors and Mr. Holman. The other standing committees consist of non-employee directors (although Mr. Bentele, who is Chair of the Audit Committee and a member of the Social Responsibility Committee and the Executive Committee, is a former officer and employee of the Company). The current members of these committees are identified in the personal information about the directors in this Proxy Statement.

  EXECUTIVE COMMITTEE. The Executive Committee, between meetings of the Board and subject to limitations imposed by law or by the Board of Directors, may exercise the powers of the Board as necessary in the best interests of the Company. The Executive Committee met once during the last fiscal year.

  AUDIT COMMITTEE. The Audit Committee, which met four times during the past fiscal year, evaluates the performance of the Company's independent auditors and their fees for services; reviews the scope and results of the audit examination to be performed each year with the independent auditors, the Company's internal auditing staff, and management; reviews the non-auditing services performed by the independent auditors and considers the effects thereof on their independence; and reviews the Company's internal accounting control systems with the independent auditors.

  CORPORATE GOVERNANCE COMMITTEE. The Corporate Governance Committee met four times during the last fiscal year. Its functions include recommending to the Board persons to be nominated for election as directors of the Company. It also evaluates Board procedures and the performance of the Board, its members, and its committees and reviews developments in the governance of publicly held companies as they may affect the Company. This Committee will consider persons recommended by stockholders as potential future nominees for election to the Board if the names of such persons are submitted (in accordance with the bylaws' time requirements hereinafter described under "Miscellaneous Information") in writing to the Secretary of the Company, together with a full description of the qualifications and business or professional experience of the proposed nominees and a statement from them of their willingness to serve.

  ORGANIZATION AND COMPENSATION COMMITTEE. The Organization and Compensation Committee met six times during the last fiscal year. The responsibilities of this Committee include oversight of the Company's stock option plans, incentive compensation, pension and other benefit plans; the review of perquisites and other benefits available to various levels of corporate personnel; and the review and approval and/or recommendation to the Board for approval of the amount and nature of compensation to be paid to corporate officers and other key employees. See pages 25-30 for the report of, and additional information about, this Committee.

  SOCIAL RESPONSIBILITY COMMITTEE. The Social Responsibility Committee met five times during the last fiscal year. Its functions are to review: the Company's policies and procedures in business matters having particular social concern (including environmental protection, equal employment opportunities, occupational health and safety, regulatory compliance, and product quality and safety); the aspects of the Company's research and development activities relevant to the Committee's purpose; and political and social developments as they may affect the Company and its constituencies.

BOARD INTERMEDIARY

  When the positions of Chairman and CEO are combined, as they currently are, the Board selects from its non-employee directors a person to serve as Board intermediary. The responsibilities of the intermediary include presiding at all executive sessions of the Board from which the CEO is excused or otherwise absent, interacting with the Board and the CEO in setting agendas and assessing objectives, and coordinating the Board's formal CEO performance appraisal.

  The intermediary is selected by the Board annually at the time of the regular stockholders' meeting. Unless the Board finds reason for exception, the intermediary serves at least one full year but no more than three consecutive one year terms. The Board will reevaluate the intermediary concept from time to time to be certain that it facilitates interaction between the Board and management for the ultimate benefit of the Company's stockholders.

  In October 1996, the Board selected Mr. Toll to serve as Board intermediary for a one-year term. The Board, acting on the recommendation of the Corporate Governance Committee, intends to re-appoint Mr. Toll to this position for an additional one-year term expiring in October 1998.

DIRECTORS' COMPENSATION

  Messrs. Holman and Nichols are currently the only employee directors of the Company. Employee directors receive no fees or remuneration, as such, for service on the Board or on any committee of the Board.

  During the 1997 fiscal year, non-employee directors received a retainer of $30,000. The Company's Board meetings typically extend over a two-day period and non-employee directors are paid $2,000 for each Board meeting attended ($750 for telephone Board meetings). They also receive $1,000 for each committee meeting attended ($500 for telephone committee meetings) and an annual retainer of $3,600 for chairing a committee (other than the Executive Committee). The Board intermediary, who also chairs the Executive Committee, is paid an additional retainer equal to the annual retainer paid to non-employee directors for service on the Board, as adjusted from time to time.

  Non-employee directors may defer the receipt of all or part of their fees and retainers under the Deferral Election Plan for Non-Employee Directors. Amounts so deferred may be allocated to a cash deferral account, which earns interest at a fluctuating rate determined by reference to the prime rate charged by Bankers Trust Company of New York, or to a stock deferral account, which is credited with share equivalents of Company common stock, or they may divide their deferred payments between the two accounts.

  Under the Directors' Stock Option Plan, each non-employee director continuing in office after an annual meeting of stockholders receives a non-qualified option to purchase 1,500 shares of Mallinckrodt common stock at 100% of the fair market value of such stock on the date of grant. Each option has a term of ten years, unless the period is shortened under provisions taking effect upon death or retirement. Fifty percent of the total number of shares covered by each option grant become exercisable on and after the first anniversary of the grant, and the remaining fifty percent become exercisable on and after the second anniversary.

  Non-employee directors are also provided with accident coverage while on Company business and may participate in the Company's matching gifts program for gifts to eligible non-profit organizations up to $2,000 per year.

  Pursuant to the Directors' Retirement Service Plan, as amended, which was adopted by the Company's shareholders in 1984 (the "Retirement Plan") non-employee directors who serve at least five years as a director, agree to remain available to provide consultation services to Mallinckrodt management, and do not work for a competitor, upon attainment of age 70 and after retirement from the Board, receive an annual nonqualified pension from the Company. The annual pension is payable for the longer of the retired director's years of service or ten years, in an amount equal to a percentage of the annual retainer in effect at retirement, depending upon the length of the director's service (60% if five-six years, 70% if seven, 80% if eight, 90% if nine, and 100% if ten years or more). If any retired director dies before receiving the full benefit, the remaining benefit is payable to the surviving spouse until completion or the spouse's earlier death. The Company accrued $352,000 in fiscal 1997 against future liabilities under the Retirement Plan.

  Subject to shareholder approval of the Directors' Stock Award Plan (Item 3 on the agenda), the Board has approved discontinuing the Retirement Plan for all non-employee directors who continue in office or first join the Board after the 1997 Annual Meeting, other than Mr. Toll, who is scheduled to retire from the Board in October 1998 under the Board's mandatory retirement policy discussed below. The Company will establish a book account for each of its current non-employee directors who continues in office after this meeting (other than Mr. Toll), which will reflect the present value of the retirement benefit of such director under the Retirement Plan and will accrue interest at the prime rate until pay-out. When any such director leaves the Board, he or she will be paid out either in a lump sum or (except as otherwise provided in the event of a director's death) in substantially equal payments over up to a fifteen year period at the director's election made during his or her tenure as a director. In the event of a director's death before receiving full account value, the balance in such account would be payable in a lump sum to the designated beneficiary or, if none, to the director's estate.

  In accordance with Board policy, all directors retire from the Board at the annual meeting next following their reaching age 70, except that directors who are officers retire at the annual meeting next following the earlier end of their service as an officer unless then nominated for re-election to the Board as a non-employee director.

COMPENSATION FOR NON-DIRECTOR SERVICES

  Dr. Evens has for many years, beginning before his joining the Company's Board in 1990, rendered consulting services to the Company's imaging division. During fiscal 1997, he was paid $35,004 for these services. In general, there has been a history of research grants and contributions to, and other support by Mallinckrodt and its businesses of Washington University, with which Dr. Evens is associated in several capacities; in fiscal 1997, this totaled about $903,800.

  The firm of White & Case, of which Mr. Moskin is a former partner, performed legal services for the Company during fiscal 1997 for which that firm was paid its usual and customary charges.

  Herve M. Pinet, who retired from the Board in October 1996, rendered international consulting services for the Company in fiscal 1997 for which he received $120,000.

                     OWNERSHIP OF THE COMPANY'S SECURITIES

SECURITIES OWNED BY DIRECTORS AND OFFICERS

  The following table shows the number of shares of the Company's Common Stock held beneficially as of August 20, 1997, by each director and nominee for director, each of the named executive officers in the Summary Compensation Table, and all directors and executive officers as a group. The named individuals have sole voting and investment power over all stock reflected in the table.

                                               NUMBER OF COMMON
                                                 SHARES OWNED
                                                 BENEFICIALLY
                                                    AS OF       PERCENT OF CLASS
             NAME                              8/20/97 (1) (2)    OUTSTANDING
             ----                              ---------------- ----------------
      Raymond F. Bentele                             44,077            *
      Gareth C. C. Chang                              1,250            *
      Paul D. Cottone (3)                            53,451            *
      William L. Davis                                2,750            *
      Ronald G. Evens                                12,700(4)         *
      C. Ray Holman                                 336,298            *
      Roberta S. Karmel                              12,250            *
      Claudine B. Malone                              4,900            *
      Morton Moskin                                   9,787            *
      Robert G. Moussa (5)                          103,743            *
      Mack G. Nichols                               206,466            *
      Michael A. Rocca                               55,467            *
      Brian M. Rushton                                4,528            *
      Daniel R. Toll                                 11,250            *
      Anthony Viscusi                                 4,250            *
      All directors and executive officers as
       a group (32 individuals)                   1,606,573          2.23%

---------------------
(1) The Securities and Exchange Commission ("SEC") considers any person who has or shares voting and/or investment power with respect to a security or who has the right to acquire a security within sixty days (such as through the exercise of an option), to be the beneficial owner of that security.
(2) Included are 1,153,440 shares which are subject to stock options held by all directors and executive officers of the Company as a group which may be exercised within sixty days of August 20, 1997. The table does not include share equivalents credited to Dr. Evens (4,691 share equivalents) and Mr. Moskin (3,014 share equivalents) under the Deferral Election Plan for Non-Employee Directors as described on page 5, as to which no voting or investment power exists prior to share issuance.
(3) Mr. Cottone terminated employment with the Company on June 30, 1997, concurrent with the sale by the Company of its animal health division, of which Mr. Cottone was president.
(4) This does not include 1,300 shares for which Dr. Evens disclaims beneficial ownership.
(5) Mr. Moussa terminated employment with the Company on June 30, 1997.
*Less than 1.0% of the Common Stock outstanding.

DIRECTOR AND SENIOR MANAGEMENT SHARE OWNERSHIP REQUIREMENTS

  BOARD. The Board adopted in 1995 a policy on director share ownership to underscore the importance of better aligning the interests of the directors with those of the Company's stockholders. Ownership targets are tied to the amount of the annual retainer paid to non-employee directors. Neither unexercised stock options granted under the Directors' Stock Option Plan nor share equivalents credited under the Deferral Election Plan for Non-Employee Directors, are to be included for purposes of satisfying a director's minimum share ownership requirement. Each new director must, within three years after joining the Board, own shares of Mallinckrodt Common Stock with a market value at the time of acquisition of at least one times the annual retainer; and must within two years thereafter (and for so long as service on the Board continues), own shares of Mallinckrodt Common Stock with a value when acquired of at least two times the annual retainer or 1,000 shares, whichever is greater. Directors serving when the policy was adopted must meet similar ownership requirements within three years and five years, respectively, after adoption. Subject to shareholder approval of the Directors' Stock Award Plan (Item 3 on the agenda), the Board has voted to increase the minimum share ownership requirement within five years to the greater of four times the annual retainer or 1,000 shares. In addition to the foregoing, any future candidate for nomination as a non-employee director must beneficially own Common Stock of the Company at the time share ownership is reported in the Proxy Statement in which such nomination is first submitted for stockholder approval.

  SENIOR MANAGEMENT. In December 1996, the Company established a stock ownership program with guidelines for senior management to own shares equal in value to targeted multiples of their base salary. The program is designed to help insure that management will share gains and risks with all other stockholders investing in the Company and more directly aligns the interests of the Company's managers with those of the stockholders. The guidelines for stock ownership range from two times base salary to five times base salary for the Company's Chief Executive Officer. The target level of stock ownership increases with each increase in an executive's level of compensation. Executives have four years from adoption of the policy to achieve the recommended ownership levels.

OWNERSHIP OF VOTING STOCK BY OTHERS

  On the basis of filings with the SEC and other information deemed reliable by the Company (but excluding holdings of Cede & Co. and Kray & Co., nominees for depositories of the New York and Chicago Stock Exchanges, respectively), the Company believes that as of on or about August 20, 1997 the following named institutions owned of record more than 5% of the Company's Common Stock. No changes in these holdings have come to the Company's attention since then. To the Company's knowledge, no person or concern beneficially owns more than 5% of its Preferred Stock.

                                               SHARES OF COMMON     PERCENT OF
      NAME AND ADDRESS                     STOCK BENEFICIALLY OWNED   CLASS
      ----------------                     ------------------------ ----------
      Trimark Financial Corporation (1)...        8,832,000           12.25%
       One First Canadian Place
       Suite 5600, P.O. Box 487
       Toronto, Ontario M5X 1E5
      College Retirement Equities Fund....        5,562,050            7.71
       730 Third Avenue
       New York, NY 10017-3206
      The Capital Group Companies, Inc.
       (2)................................        4,712,500            6.54
       333 South Hope St., 52nd Floor
       Los Angeles, CA 90071-1447

---------------------
(1) Trimark Financial Corporation is a parent holding company for Trimark Investment Management Inc., an investment adviser to certain Trimark mutual funds which are the record holders of the Company's stock.
(2) Information regarding the beneficial ownership of The Capital Group Companies, Inc. ("CGC") has been derived from its Form 13F, dated June 30, 1997, filed on its behalf and on behalf of various investment management subsidiaries over which CGC is deemed to exercise investment discretion.

              EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT
                      AND CHANGE IN CONTROL ARRANGEMENTS

  AGREEMENTS WITH MR. COTTONE. In connection with the Company's decision in 1996 to divest its animal health division, the Company entered into two agreements (an Executive Incentive Compensation Agreement and a Severance and Separation Agreement) with Mr. Cottone, the division's chief executive officer, which were intended to retain and incentivize Mr. Cottone during the divestiture process. Under the Executive Incentive Compensation Agreement, dated October 24, 1996, Mr. Cottone agreed to remain an employee of the Company and to devote best efforts in performing his duties in exchange for the Company's agreement to, among other things, (i) continue Mr. Cottone's then current base salary, (ii) allow Mr. Cottone continued participation in the Company's benefit plans, (iii) pay Mr. Cottone an incentive equal to one times his annual base salary in effect on the closing date, a sales incentive based upon the value received by the Company for the divestiture, and (iv) if the animal health division met certain financial targets for fiscal 1997, pay Mr. Cottone 200% of the payment he otherwise would have been entitled to receive under the Company's annual management incentive compensation program for fiscal 1997, plus any amounts due him under the Company's Long-Term Incentive Compensation Program for the three-year period ended June 30, 1997.

  Under the Severance and Separation Agreement, the Company agreed that if Mr. Cottone's employment with the Company terminated before the divestiture of the animal health division, or if Mr. Cottone was not thereafter offered comparable employment by the Company or the acquiror of such business, the Company would pay or provide to him (i) an amount equal to one year of his base salary plus the cost of continued medical coverage for one year, (ii) improvements in benefits payable to him under the Company's retirement plan including immediate vesting, two additional years of credited service, and possible eligibility for early retirement, (iii) an amount for unvested options at the rate of $6.84 per share for options awarded before 1996 and $3.42 per share for options awarded after August 1996, and (iv) executive out placement services. Mr. Cottone's employment with the Company terminated on June 30, 1997, concurrent with the Company's sale of its animal health business. Mr. Cottone has not been employed by the acquiror of such business.

  AGREEMENT WITH MR. MOUSSA. Effective June 30, 1997, Mr. Moussa, who served in various capacities with the Company for over 19 years, and most recently served as Senior Vice President and President, International, resigned from his positions with the Company. In connection with his resignation, the Company and Mr. Moussa entered into an agreement under which the Company agreed to (i) pay Mr. Moussa the current value of his accrued retirement plan benefits in the sum of $1.4 million, (ii) provide executive out placement services for a twenty month period, (iii) pay Mr. Moussa his annual management compensation award for fiscal 1997, plus any amounts due him under the Company's Long-Term Incentive Compensation Program for the three-year period ended June 30, 1997, (iv) extend the exercise period for vested options held by Mr. Moussa through the earlier of their stated original expiration date or February 28, 1999, (v) with respect to unvested stock options held by Mr. Moussa, provide an additional payment equal to the difference between the exercise price and the market price on a date to be designated by Mr. Moussa on or before February 29, 1999, and (vi) pay Mr. Moussa $100,000 to cover the cost of his relocation to Europe if he decides to relocate during the consultancy period described below. In consideration of the foregoing benefits, Mr. Moussa agreed, among other things, to release the Company from any and all claims he may have against it. The Company and Mr. Moussa have also entered into a Consulting Agreement for a period of twenty months from June 30, 1997. For his consulting services, the Company will pay Mr. Moussa approximately $30,667 per month and will continue to provide him with all benefits to which he was entitled as an employee of the Company, other than the Company's retirement plans.

  CHANGE IN CONTROL ARRANGEMENTS. Change in control severance agreements with the named executive officers are intended to assure the Company of the continued services of those executives. In general, all provide that, in the event there is a change in control of the Company (as defined in the agreements), and the executive is either terminated by the Company without cause or terminates employment for good reason (as defined in the severance agreements) during the 3-year period immediately following a change in control (or such a termination of employment occurs at the request of a third party who ultimately effectuates a change in control), then the executive shall receive certain severance benefits including a pro rata target bonus for the year of termination, a lump-sum cash amount equal to 2 1/2 times the sum of (i) the executive's base salary plus (ii) the executive's target bonus for the year in which the change in control occurs, 2 1/2 years' credited service for the Company's SERP and continued participation in welfare insurance benefits for a 30 month period. In the event change in control related payments to any executive under a severance agreement or otherwise are subject to the 20% parachute payment excise tax under Section 4999 of the Internal Revenue Code, the Company shall reimburse the executive in an amount sufficient to enable the executive to retain his change in control benefits as if the excise tax had not applied. Pursuant to the severance agreements, the executives agree to remain employed by the Company for a 90-day period following a change in control.

  Under the severance agreements, a "change in control" is defined generally to mean: (i) a person becomes the beneficial owner of 20% or more of the voting power of the Company; (ii) a change in a majority of the Board (or their approved successors); (iii) the consummation of a reorganization, merger, consolidation or sale of substantially all of the assets of the Company (unless the Company's stockholders receive 50% or more of the voting stock of the surviving or purchasing company, no person acquires more than 20% of such voting stock, and the Company's Board of Directors remains a majority of the continuing board of directors of the surviving or purchasing company); or (iv) a liquidation or dissolution of the Company.

  In 1988, the Company adopted the Management Compensation and Benefit Assurance Program to ensure that persons who were then or thereafter became officers and other key managers would receive the compensation and benefits that have been committed to or are reasonably expected by them under the terms of certain unfunded compensation and benefit plans, including severance as described above. Under the Program, which is periodically reviewed and updated by the Board, a trust has been established (subject to the rights of creditors of the Company) so that the Company's commitments, grants and awards to such personnel would be honored, including deferred compensation and supplemental retirement plans. The cost of this Program was $24,386 in fiscal 1997. Additional benefit plans of the Company which could be impacted by a change in control of the Company include: (i) the Supplemental Executive Retirement Plan (acceleration of vesting if a participant's employment is terminated within three years following a change in control); (ii) the Long Term Incentive Compensation Plan (following a change in control, awards may not be adversely amended or adjusted and participants who are terminated without cause or terminated for good reason will receive payments at the end of any pending performance cycle as if employment had continued); (iii) the Management Incentive Compensation Program (provides minimum payment of target award for year of change in control and pro rata target payment if employment is terminated without cause or for good reason during the 1-year period following a change in control); and (iv) the Company's pension plans (unvested benefits vest upon a change in control). The amount of funding under the trust and related letter-of-credit arrangements that would occur if the Board of Directors determined funding was appropriate would depend upon the Company's outstanding compensation commitments subject to the Program at the time and the extent the Board then determined to fund them.

                           SECTION 16(A) BENEFICIAL
                        OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires directors and certain officers and beneficial owners of the Company's equity securities to file with the SEC reports about such ownership and changes in ownership. The Company is required to conduct a review and to identify in its proxy statement each director or officer who failed to file any required report under Section 16 on a timely basis. Based upon that review, the Company has determined that all required reports were filed on a timely basis for the 1997 fiscal year, except that two transactions by Mr. Thomas R. Trotter, a corporate vice president and president of the Company's Critical Care Division, involving Mr. Trotter's investment in Company stock through the Company's 401(k) Investment Plan, and which should have been reported on filings for the months of April and May 1997, respectively, were reported on Mr. Trotter's filing on Form 5 made after the end of the fiscal year.

                                 AGENDA ITEM 2
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

  Since 1913 the firm of Ernst & Young LLP, independent auditors, has examined and reported on the consolidated financial statements of the Company. The Board of Directors, upon recommendation of the Audit Committee, has appointed Ernst & Young LLP as independent auditors to examine and report on the financial statements of the Company for the year ending June 30, 1998, subject to stockholder approval.

  During the year ended June 30, 1996, Ernst & Young LLP provided the Company with audit services, including examinations of and reporting on the Company's consolidated financial statements, as well as those of several of its subsidiaries and of certain of its employee benefit plans. Audit services also included accounting advisory services and review of filings with the SEC and the annual report to shareholders. Ernst & Young LLP's fees for such services during fiscal 1996, including travel and related expenses, totaled $1,791,600.

  Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make any statements they may desire. They will also be available to respond to appropriate questions of the stockholders.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" RATIFICATION OF THIS APPOINTMENT (ITEM NO. 2 ON THE PROXY CARD). Ratification of the appointment of Ernst & Young LLP as independent auditors requires the affirmative vote of a majority of the votes cast at the meeting by holders of the Company's 4% Cumulative Preferred Stock and Common Stock, voting without regard to class.

                                 AGENDA ITEM 3
                  APPROVAL OF THE DIRECTORS' STOCK AWARD PLAN

  On August 20, 1997, the Board of Directors adopted the Directors' Stock Award Plan (the "Directors' Stock Plan"). The Directors' Stock Plan will become effective on the date of the Company's 1997 Annual Meeting if it is approved by the holders of a majority of all outstanding shares entitled to vote thereon.

  The purpose of the Directors' Stock Plan is to promote the interests of the Company by increasing the proprietary interest in the Company of non-employee members of the Board. If this new plan receives shareholder approval, the Company's Directors' Retirement Plan will not be available in the future to new directors of the Company and will be discontinued for all current non-employee directors continuing in office after the 1997 Annual Meeting, except Mr. Toll who is scheduled to retire from the Board in October 1998. See "Directors' Compensation--Compensation for Directors' Services". In addition, subject to shareholder approval of the Directors' Stock Plan, the Board has voted to increase the director minimum share ownership requirement (as discussed on pages 7-8) within five years to the greater of four times the annual retainer or 1,000 shares.

  The primary features of the Directors' Stock Plan are summarized below. This summary is qualified by reference to the complete text of the Directors' Stock Plan, which is attached to this Proxy Statement as Appendix A.

PRIMARY FEATURES OF THE DIRECTORS' STOCK PLAN

  The Corporate Governance Committee of the Board (the "Governance Committee") will administer the Directors' Stock Plan. Subject to the limitations of the Directors' Stock Plan, the Governance Committee will have authority to: interpret the Directors' Stock Plan; adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Directors' Stock Plan; and make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Directors' Stock Plan.

  Under the Directors' Stock Plan, on each "Date of Award," each non-employee director of the Company (excluding Mr. Toll, who will retire from the Board in October 1998) will be eligible to receive that number of whole shares of Common Stock having a "Fair Market Value" on the "Date of Award" equal to fifteen thousand dollars ($15,000). The first "Date of Award" will be October 16, 1997, at which date it is anticipated that eight non-employee directors will be eligible to receive awards. An otherwise eligible director will cease to be eligible to receive an award under the Directors' Stock Plan on the date he or she ceases to be a member of the Board for any reason. The Company will be authorized to issue up to 75,000 shares of Common Stock under the Directors' Stock Plan.

  Distribution of shares of Common Stock awarded under the Directors' Stock Plan will be made as soon as practicable after the "Date of Award." Any fractional share of Common Stock that a director would otherwise be entitled to receive will be paid in cash.

  If, in its sole discretion, the Board determines that a director has become an employee, consultant or director of a competitor of the Company or any of its subsidiaries and has declined to withdraw therefrom after notice that the Board believes a conflict of interest is involved, such director will immediately and automatically forfeit all entitlement to further awards of Common Stock under the Directors' Stock Plan.

  For purposes of the Directors' Stock Plan, (a) "Common Stock" means shares of the authorized common stock of the Company (par value $1 per share); (b) "Date of Award" means the first business day immediately following the date of each annual meeting of the stockholders of the Company, or such other annual date as the Governance Committee shall decide; and (c) "Fair Market Value" as of any date means (i) the closing price for sales of Common Stock as reported on the Composite Transaction Reporting System on the New York Stock Exchange, which includes other participating exchanges and over the counter markets, on such date or (ii) in the absence of a reported sale for such date, the average of the reported closing bid and asked prices for a share of Common Stock on such Exchange, on such date.

  If the Company shall at any time increase or decrease the number of its outstanding shares of Common Stock or change in any way the rights and privileges of such shares by means of the payment of a stock dividend or any other distribution upon such shares payable in Common Stock, or through a stock split, subdivision, consolidation, combination, reclassification, or recapitalization involving the Common Stock, then the number, rights and privileges of the shares of Common Stock issuable under the Plan shall be increased, decreased or changed in a like manner as determined by the Governance Committee.

  The Board may amend, modify, suspend or terminate the Directors' Stock Plan at any time for any purpose; provided, however, that following the approval of the Directors' Stock Plan by the Company's stockholders, the Company will seek stockholder approval for any change to the extent any applicable law, regulation or rule requires (or otherwise makes it a condition for the availability of exemptive relief). No amendment of the Directors' Stock Plan that materially and adversely affects any right of a director with respect to any award previously granted can be made without such director's written consent.

FEDERAL INCOME TAX CONSEQUENCES

  A non-employee director who receives an award under the Directors' Stock Plan will recognize ordinary income, and the Company will be entitled to a corresponding tax deduction equal to the Fair Market Value of the Common Stock at the time of transfer of the shares to the director.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE DIRECTORS' STOCK AWARD PLAN (ITEM NO. 3 ON THE PROXY CARD). The affirmative vote of the holders of a majority of the outstanding shares of the Company's 4% Cumulative Preferred Stock and Common Stock entitled to vote at the meeting, voting without regard to class, is required to approve the Directors' Stock Plan.

                                 AGENDA ITEM 4
                     APPROVAL OF THE EQUITY INCENTIVE PLAN
                            (FOR COMPANY EMPLOYEES)

  The Board of Directors adopted the Equity Incentive Plan (the "Equity Plan") on April 16, 1997, subject to approval by the Company's stockholders at the Annual Meeting. The purpose of the Equity Plan is to promote the long-term financial interests of the Company, including its growth and performance, by encouraging eligible employees of the Company to acquire an ownership position in the Company, enhancing the ability of the Company to attract and retain employees of outstanding ability, and by providing such employees with an interest in the Company parallel to that of the Company's stockholders. For these reasons, the Board concluded that the Equity Plan should be recommended to the stockholders for approval at the Annual Meeting. If stockholder approval is not obtained, the Equity Plan will not become effective, and no grants will be made thereunder. The material terms of the Equity Plan are summarized below, but the summary is qualified in its entirety by reference to the text of the Equity Plan, which is attached hereto as Appendix B. The Company currently intends to continue its practice of minimizing the dilutive effect of its equity-based incentive plans (including the Equity Plan) through the acquisition of its shares in the open market.

  The Equity Plan is intended to provide the Company with flexibility in the design of future equity-based compensation programs. The Equity Plan permits the grant of (i) nonqualified stock options ("NQSOs"), (ii) incentive stock options ("ISOs"), (iii) stock appreciation rights ("SARs"), (iv) performance shares, (v) restricted stock awards, (vi) deferred awards and (vii) other stock based awards (each an "Award" and collectively, the "Awards"). In the short-term, it is likely that awards under the Equity Plan will be limited to grants of stock options, consistent with the Company's current stock option program.

  Because the eligibility for Awards, and the amount of any Award, is determined by the Organization and Compensation Committee of the Board (the "Committee"), future benefits under the Plan are not currently determinable.

LIMIT ON AWARDS UNDER THE EQUITY PLAN

  The total number of shares of common stock of the Company ("Common Stock") available for the grant of Awards (as defined above) under the Equity Plan is
2.8 million. Available shares will consist in whole or in part of authorized and unissued shares or treasury stock. If any shares subject to a stock option cease to be subject to option because the option shall have terminated, expired or lapsed without having been fully exercised, or if any other Awards are forfeited, the remaining shares subject to such option or other Award will again be available for stock options or other Awards. No person may be granted options or SARs relating to more than 200,000 shares in any one calendar year.

  In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spinoff, combination or exchange of shares or other similar corporate change, or any distribution to stockholders other than regular cash dividends, the Committee may make such substitution or adjustment, if any, as it deems to be equitable, as to the number or kind of shares or other securities reserved for issuance pursuant to the Equity Plan or subject to outstanding Awards, and to any other terms of such Awards.

ELIGIBILITY

  Employees of the Company and its subsidiaries who meet such standards as the Committee may from time to time determine are eligible to be granted Awards.

ADMINISTRATION

  The Equity Plan shall be administered by the Committee. The Committee shall have the authority to select the employees to whom Awards are to be granted, to determine the number of shares to be covered by each Award and the type thereof, to determine the terms and conditions (not inconsistent with the provisions of the Equity Plan) of any Awards so granted thereunder, to determine whether an Award will be settled in cash, to certify the attainment of performance goals, if applicable, as required by Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), to interpret the Equity Plan, to establish, amend, and rescind any rules and regulations relating to the Equity Plan, to determine the terms and provisions of any agreements entered into thereunder, and to make all other determinations necessary or advisable for the administration of the Equity Plan. All decisions made by the Committee shall be final, conclusive, and binding on all parties. To the extent permitted by law, the Committee may appoint officers of the Company as its agents with respect to its administrative duties and obligations, including granting Awards under the Plan (up to a maximum of 3,000 shares of Common Stock or share units per grant and an aggregate of 25,000 shares of Common Stock or share units per fiscal year).

STOCK OPTIONS

  The purchase price per share of Common Stock purchasable under a stock option shall be determined by the Committee, but may not be less than 100% of the fair market value of the stock on the date of grant of such option. The term of each option will be fixed by the Committee, but no ISO will be exercisable after the expiration of ten years from the date of grant. Unless otherwise determined by the Committee, options will vest and become exercisable at a rate of 33 1/3% of the shares subject to the option on each of the first three anniversaries of the grant date. Payment of the option purchase price may be made in cash or by certified or bank check, by tender of shares owned by the participant, or, at the discretion of the Committee, through cashless exercise procedures or by a combination of any such procedures. Except as otherwise authorized by the Committee in the case of transfers to immediate family members (and/or trusts or partnerships established exclusively for such immediate family members), no option granted under the Equity Plan shall be transferable by the participant, other than by will or by the laws of descent and distribution, and during the lifetime of the participant, such option shall be exercisable only by such participant. Stock options may be granted either alone or in addition to other Awards under the Equity Plan.

  Except as otherwise determined by the Committee, any stock options held by a participant upon termination of employment will remain exercisable as follows:
(a) in the case of the termination of employment after attaining age 55 with 5 years of service with the Company and/or any of its subsidiaries ("Retirement") or permanent disability of the participant, options will continue to vest and become exercisable (and will vest and become exercisable immediately, in the event of the participant's death following such termination of employment) and, to the extent exercisable, will be exercisable for five years following such termination of employment (but in no event beyond the term of the option); (b) in the case of the death of the participant, options, to the extent exercisable as of the date of death, shall be exercisable for one year after the date of death (but in no event beyond the term of the option); and (c) in the case of termination of employment for any other reason, options, to the extent exercisable as of the date of termination, will be exercisable for a period of ninety days following such termination (but in no event beyond the term of the option).

STOCK APPRECIATION RIGHTS

  Stock appreciation rights may be granted unrelated to an option ("Freestanding SARs") or in tandem with options granted under the Equity Plan ("Tandem SARs"). A Tandem SAR may be granted at any time a related option is granted or at any time during the term of such option; provided that in the case of Tandem SARs related to an ISO, such SAR shall be granted at the time such option is granted. A Freestanding SAR shall be exercisable at such time and in such manner as the Committee determines, provided that upon termination of employment, a Freestanding SAR shall be exercisable to the same extent as options would be exercisable, as described above. A Tandem SAR shall be exercisable to the same extent as its related option. Upon exercise of a SAR, the holder is entitled to receive the excess of the fair market value of the shares for which the SAR is exercised over, in the case of a Tandem SAR, the option price of the related option or, in the case of a Freestanding SAR, the fair market value of Common Stock on the date of grant. At the time of grant of a SAR, the Committee may limit the manner and the amount payable with respect to such SAR. Payments of SARs will be made in shares of Common Stock or, in the sole discretion of the Committee, in cash or in a combination thereof.

PERFORMANCE SHARES

  Performance shares may be granted in such form as the Committee may approve. Performance shares may be granted in the form of actual shares of Common Stock or share units having a value equal to the identical number of shares of Common Stock. In the sole discretion of the Committee, performance shares granted in the form of share units may be paid in cash, stock or a combination of both. A participant must be employed at the end of the performance period to be entitled to a payment, unless otherwise determined by the Committee.

  The performance conditions and length of the performance period shall be determined by the Committee; provided, however, that the performance period will not be less than twelve months, except upon a "change in control" (as defined in the Plan) of the Company.

RESTRICTED STOCK AWARDS

  Shares of restricted stock may be granted either alone or in addition to other Awards under the Equity Plan. During a period set by the Committee commencing upon the date of grant (the "restriction period"), the recipient of restricted stock will not be permitted to sell, transfer, pledge, or assign shares of restricted stock awarded under the Equity Plan. Unless otherwise determined by the Committee, the restriction period will remain in effect during the twelve-month period ending on the day before the first anniversary date of the grant of restricted stock, except upon a change in control of the Company. Except as provided by the restrictions, participants who receive restricted stock will have, with respect to the shares of restricted stock, all of the rights of a stockholder of the Company, including the right to vote the shares, and the right to receive any cash dividends. The Committee may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional restricted stock or otherwise reinvested. Subject to the next sentence, upon termination of employment for any reason during the restriction period, all shares still subject to restriction will be forfeited by the recipient and reacquired by the Company. In the event of a recipient's Retirement, permanent disability or death, or in special circumstances, the Committee may, upon finding that a waiver would be in the best interest of the Company, waive in whole or in part any remaining restrictions with respect to such recipient's shares of restricted stock.

  Restricted stock may also be granted in the form of restricted stock units having a value equal to an identical number of shares of Common Stock. In the sole discretion of the Committee, restricted stock granted in the form of restricted stock units may be paid in cash, Common Stock or a combination thereof.

DEFERRED AWARDS

  The Committee may award the right to receive Common Stock that is not to be distributed to the recipient until after a specified deferral period ("deferred stock") and the recipient may elect further deferral, subject to Committee approval. Such deferred stock Awards may be issued either alone or in addition to other Awards under the Equity Plan. In the sole discretion of the Committee, deferred stock Awards may be paid in cash, stock or a combination thereof.

OTHER STOCK-BASED AWARDS

  The Committee may grant, either alone or in addition to other Awards under the Equity Plan, other awards that are valued in whole or in part by reference to, or are otherwise based on Common Stock, including without limitation, dividend equivalents and convertible debentures. These Awards will be subject to such forfeiture provisions as are set forth in the Award agreement, as determined by the Committee.

AMENDMENT

  The Board may amend, suspend or terminate the Equity Plan or any portion thereof, at any time; provided, however, that no amendment will be made (i) which would adversely affect the rights of a participant under an Award theretofore granted without the participant's written consent, or (ii) without the approval of the stockholders, if such approval is required under applicable stock exchange rules or in order for the Plan to continue to comply with Section 162(m) of the Code.

CHANGE IN CONTROL

  Upon a change in control of the Company (i) all options shall vest and become exercisable in full, (ii) all Tandem and Freestanding SARs shall vest and become exercisable in full, (iii) the restrictions applicable to all shares of restricted stock shall lapse, (iv) all restricted stock granted in the form of share units shall be paid in shares of Common Stock, (v) all performance shares shall be deemed to be earned in full and shall be paid in shares of stock, and all performance shares granted in the form of share units shall be deemed to be earned in full and shall be paid in shares of Common Stock, and (vi) all deferred Awards shall be paid in shares of stock.

FORFEITURE OF AWARDS

  The Committee may, in its sole discretion, in the event of a serious breach of conduct by an employee or former employee (including, without limitation, any conduct prejudicial to or in conflict with the Company or its subsidiaries), or any activity of any employee or former employee in competition with the business of the Company or any subsidiary, (i) cancel any outstanding Award granted to such employee or former employee, in whole or in part, whether or not vested or deferred, and/or (ii) if such conduct or activity occurs within one year following the exercise or payment of an Award, require such employee or former employee to repay to the Company any gain realized or payment received upon the exercise or payment of such Award (with such gain or payment valued as of the date of exercise or payment). Such cancellation or repayment obligation will be effective as of the date specified by the Committee. Any repayment obligation may be satisfied in shares, cash or a combination thereof, and the Committee may provide for an offset to any future payments owed by the Company or any subsidiary to the employee or former employee if necessary to satisfy the repayment obligation. The determination of whether an employee or former employee has engaged in a serious breach of conduct or any activity in competition with the business of the Company or any subsidiary will be determined by the Committee, in good faith and in its sole discretion. This forfeiture provision will have no application following a change in control of the Company.

FEDERAL INCOME TAX ASPECTS OF STOCK OPTIONS
UNDER THE U.S. INTERNAL REVENUE CODE

  The following is a general summary of the U.S. Federal income tax consequences of the grant and exercise of stock options to the optionee and the Company. This summary is not intended to provide tax advice to optionees.

  Incentive Stock Options. In general, there is no income tax upon grant of an ISO. If shares of Common Stock are issued to an optionee pursuant to an ISO granted as described above, and if no disqualifying disposition of such shares is made by such optionee within one year after the transfer of such shares to such optionee, or within two years after the date of grant, (a) no income, will be realized by the optionee at the date of exercise, (b) upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss, and (c) no deduction will be allowed to the Company for Federal income tax purposes. However, if a disqualifying disposition takes place, then, generally, the optionee will realize ordinary income in the year of such disposition in an amount equal to the excess, if any, of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the option shares) over the exercise price thereof, and the Company will be entitled to deduct an amount equal to such income. Upon exercise of an ISO, the optionee may be subject to alternative minimum tax.

  Nonqualified Stock Options. With respect to NQSOs granted to optionees under the Equity Plan, (a) no income will be realized by the optionee at the time the option is granted, (b) at exercise, ordinary income is realized by the optionee in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option price, and the Company will generally receive a tax deduction for the same amount, and (c) on subsequent disposition of the shares received upon exercise, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss, as the case may be.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE EQUITY INCENTIVE PLAN DESCRIBED ABOVE (ITEM NO. 4 ON THE PROXY CARD). The affirmative vote of the holders of a majority of the outstanding shares of the Company's 4% Cumulative Preferred Stock and Common Stock entitled to vote at the meeting, voting without regard to class, is required to approve the Equity Plan.

                                 AGENDA ITEM 5
                     APPROVAL OF THE MATERIAL TERMS OF THE
                      PERFORMANCE GOALS FOR THE LONG-TERM
                          INCENTIVE COMPENSATION PLAN
                               FOR KEY EMPLOYEES

  In 1994, the Board adopted the Long-Term Incentive Compensation Plan (the "Plan"), and the stockholders of the Company approved the Plan and the material terms of the performance goals under the Plan for the performance cycle for the three-year period ended June 30, 1997. THE PLAN IS DESIGNED TO PROVIDE AWARDS TO CERTAIN KEY EMPLOYEES OF THE COMPANY AND ITS SUBSIDIARIES BASED ON THE ATTAINMENT OF CERTAIN LONG-TERM FINANCIAL OBJECTIVES, AND IS INTENDED TO INCREASE SHAREHOLDER VALUE BY REWARDING PARTICIPANTS BASED ON INCREASES IN THE LONG-TERM GROWTH AND PROFITABILITY OF THE COMPANY. The stockholders are now asked to approve the material terms of the performance goals established for the Plan for the three-year period commencing July 1, 1997 and ending June 30, 2000 (the "1997-2000 Performance Cycle").

  For the 1997-2000 Performance Cycle, the material terms of the performance goals under the Plan are summarized below, but the summary is qualified in its entirety by reference to the text of the Plan, as amended, which is attached hereto as Appendix C. If these performance goals are not approved by the Company's stockholders, awards under the Plan will not be made pursuant to such goals, and the Board will take such alternative action(s) with respect to long-term compensation as it deems to be in the best interests of the Company's stockholders, consistent with the Company's policies regarding executive compensation.

  Under the Plan, officers and other key management employees of the Company who, in the opinion of the Organization and Compensation Committee of the Board (the "Committee"), have significant potential for making substantial contributions to the success of the Company are eligible to receive long-term incentive awards. The total potential dollar value of a participant's award under the Plan will be converted into "stock units" at the beginning of the 1997-2000 Performance Cycle. Each stock unit will represent one share of the Common Stock of the Company, and the value of each unit will be determined by the fair market value of a share of Common Stock at the end of the cycle, thereby enabling the value of the award to increase or decrease with the stock price; this change more directly aligns the financial interests of senior management with the interests of shareholders. Awards payable under the Plan will be paid 50% in cash and 50% in shares of Common Stock. One million (1,000,000) shares of Common Stock were originally reserved for issuance under the Plan. As of
June 30, 1997, approximately 720,000 shares remain available for future grant.

  The Committee will administer the Plan and will approve the participants and establish the objective performance goals applicable to each participant or class of participants within 90 days immediately following the beginning of each performance cycle. All amounts paid as compensation pursuant to the Plan must be payable as the result of the achievement of objectively measured performance goals from the following list of quantifiable, measurable business criteria. The performance goals for the 1997-2000 Performance Cycle will include any or all of the following: net after-tax income; net after-tax income per share; earnings from continuing operations; earnings from continuing operations per share; operating earnings; operating earnings per share; return on assets; return on equity; return on invested capital; debt ratings; revenues; and revenue growth. The specific targets relating to the performance goals constitute confidential business information and are not disclosed.

  The Committee must certify, in writing, that the goals have been met before any payments to participants may be made under the Plan. The Committee will have no discretion to increase the awards payable to any participant or to otherwise alter the performance goals after the beginning of the 1997-2000 Performance Cycle but, to the extent permitted under Section 162(m) of the Code, will retain the ability to eliminate or decrease an award otherwise payable to a participant.

  The following table sets forth the range of long-term performance based compensation that could be earned by the individuals (based on their current positions with the Company) and groups referred to therein for the 1997-2000 Performance Cycle if the minimum, target and maximum levels of performance for the business criteria established by the Committee are satisfied. In all cases, pay-outs are based strictly upon actual performance results relative to the performance criteria. The long-term incentive thresholds, targets and maximums are amounts applicable only to the 1997-2000 Performance Cycle.

                                 PLAN BENEFITS

                     LONG-TERM INCENTIVE COMPENSATION PLAN
                       (1997-2000 PERFORMANCE CYCLE) (1)

                                                      THRESHOLD TARGET  MAXIMUM
NAME AND POSITION (2)                                   UNITS    UNITS   UNITS
---------------------                                 --------- ------- -------
C. R. Holman.........................................   40,528  101,318 182,372
 Chairman and CEO
M. G. Nichols........................................   20,666   51,666  92,998
 President and COO
M. A. Rocca..........................................   10,100   25,250  45,450
 Senior Vice President and CFO
Executive Officers as a Group (18 persons including
 the named officers, other than Messrs. Cottone and
 Moussa).............................................  175,061  437,642 787,762
Non-Executive Officer Employees as a Group (23
 persons)............................................   71,964  179,914 323,822

---------------------
(1) Each Unit represents one share of the Company's Common Stock. The aggregate value of the earned Units shall be based upon the price of the stock at the end of the 1997-2000 Performance Cycle, not to exceed $71.10 per Unit.
(2) Two of the Company's named executive officers (as shown in the Summary Compensation Table on page 21), Messrs. Cottone and Moussa, terminated employment with the Company on June 30, 1997. Accordingly, these former officers did not receive awards under the Plan for the 1997-2000 Performance Cycle.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE MATERIAL TERMS OF THE PERFORMANCE GOALS ESTABLISHED FOR THE PLAN FOR THE 1997-2000 PERFORMANCE CYCLE (ITEM NO. 5 ON THE PROXY CARD). The affirmative vote of the holders of a majority of the outstanding shares of the Company's 4% Cumulative Preferred Stock and Common Stock entitled to vote at the meeting, voting without regard to class, is required for approval of this item.

                                 AGENDA ITEM 6
                             STOCKHOLDER PROPOSAL

  Mr. Kenneth Steiner, 14 Stoner Avenue, Suite 2-M, Great Neck, N.Y. 11021, who is the beneficial owner of 175 shares of Common Stock of the Company, has notified the Company that he intends to introduce at the annual meeting a resolution which, together with his statement in support thereof, is set forth verbatim below.

  RESOLVED, that the shareholders recommend that our Board of Directors, at the earliest practical date, redeem or submit to a binding shareholder vote the corporation's "poison pill" share purchase rights plan.

                             Supporting Statement

  The board of directors, unilaterally and without shareholder participation or approval, adopted a share purchase rights plan, more commonly known as a "poison pill." After carefully studying this issue, I have come to the conclusion that this Plan is detrimental to shareholders and should either be dismantled or put to a binding shareholder vote on its continued use.

  From my homework on this issue, I've learned that poison pills may serve to harm shareholder value and entrench current management by deterring stock acquisition offers that are not favored by the board of directors. In my view management's failure to seek the input and approval of the company's owners on an action of such critical importance indicates that management is placing its interests above those of the shareholders.

  The Securities and Exchange Commission has stated: "Tender offers can benefit shareholders by offering them an opportunity to sell their shares at a premium and by guarding against management entrenchment. However, because poison pills are intended to deter non-negotiated tender offers, and because they have this potential effect without shareholder consent, poison pill plans can effectively prevent shareholders from even considering the merits of a takeover that is opposed by the board." (SEC Release No. 34-23486 [July 31, 1986].)

  Beyond the effect of poison pills on specific acquisition offers, however, I am convinced that the company's adoption of the Plan significantly reduces management's accountability to shareholders. Acquisition offers aside, the poison pill may simply relieve management from the task of striving for maximum shareholder value.

  Again, I strongly feel that adoption of the Plan without shareholder consent was contrary to the long-term interests of all shareholders and offensive to the concepts of management accountability and corporate democracy. I urge you to vote for this proposal which recommends that the board redeem the Plan or submit it for shareholder approval.

STATEMENT BY THE COMPANY IN OPPOSITION TO THE PROPOSAL.

  THE BOARD OF DIRECTORS OPPOSES THE PROPOSED RESOLUTION AND RECOMMENDS A VOTE AGAINST IT (ITEM NO. 6 ON THE PROXY CARD) FOR THE FOLLOWING REASONS:

  The Board of Directors adopted the shareholder rights plan to ensure that you, the Company's shareholders, would receive fair value in the event of a change in control or takeover, and so that you could realize the long-term value of your investment in the Company. Experience has shown that boards with rights plans in place have been able to get higher value for their shareholders. In a June 1996 article appearing in Institutional Investor, the author, Lyn Perlmuth, noted as follows:

    A recent study by J. P. Morgan of the 245 $500 million-plus majority-stake acquisitions from 1988 to 1995 found that the median acquisition premium (the price paid over the stock price five days before the offer) was 16 percent higher when a company had a poison pill in place. The premium on the 139 deals in which the target company had a poison pill was
  51.4 percent, versus 35.5 percent on the 106 deals without pills. The differential was significant whether or not the deals were hostile or friendly, whether or not the financing was all stock, all cash or a mixture and whether or not the deal was for more or less than $1 billion.

This conclusion is consistent with a 1988 study by Georgeson & Company, a nationally recognized proxy solicitation and investor relations firm retained by the Company, which concluded that companies adopting rights plans (i) do not lessen the value of their stock, and (ii) received significantly higher takeover premiums than those companies without rights plans.

  In February 1996, the Company's Board of Directors extended for ten years the Company's Shareholder Rights Plan, which has been in effect since March 1986. An explanation of the Rights Plan was provided to all shareholders at that time. The Rights Plan was renewed at the initiative of the Board of Directors--not management--in what the Board (acting within the authority delegated to it by shareholders) believed to be in the best interests of the Company's shareholders. The Rights Plan was renewed to protect the Company's shareholders against attempts to acquire control of the Company by means of "creeping" acquisitions in the open market, hostile tender offers made at less than a full and fair price, and other takeover tactics that can be used to deprive shareholders of the ability to get a full and fair price for all of their shares in the context of a change-in-control. It is not intended to, and will not, prevent an acquisition of the Company for a full and fair price in a transaction that is in the best interests of the Company and its shareholders. The Rights Plan is similar to those adopted by over 1,600 United States corporations. It is a matter of public record that many companies with rights plans have become the subject of takeover bids. When appropriate, boards of these companies have redeemed rights after becoming satisfied that the offer adequately reflects the underlying value of the company and provides such value fairly and equitably to all shareholders.

  Rights plans have proven they can be effective in providing the board of directors of a target company with more time to develop and pursue alternative means for enhancing shareholder value, when such a course of action is believed to be in the best interests of the Company and its shareholders. Such alternatives would include locating other potential bidders, conducting an orderly auction or developing a corporate restructuring alternative. In addition, the ability of the Board of Directors to redeem the rights encourages a potential acquiror to negotiate directly with the Board to ensure that it pays shareholders a premium reflecting the full value of the Company. The Board believes it is in a stronger position than individual shareholders to negotiate a price that maximizes the value realized by all of the Company's shareholders.

  New York law imposes upon the Board of Directors a fiduciary obligation to act in the best interests of the Company's stockholders and grants to the Board the right to exercise its business judgment in fulfilling its fiduciary duties. The Company's directors are fully committed to their responsibility in respect of maximizing long-term shareholder value and monitoring management's performance to that end. It is important to note that ten of the Company's twelve current directors are neither employees nor officers of the Company. They possess a broad range of experience in business, finance and law and are well aware of their fiduciary duties and responsibilities to the Company's shareholders when evaluating the merits of any acquisition proposal. Courts have upheld rights plans, similar to the Company's, as a valid exercise of a Board's business judgment and as a means to allow the Board to fulfill its fiduciary responsibilities when confronted with a potential acquisition. The presence of the Rights Plan does not lessen the obligation of the Board of Directors, if it believes such action will be in the best interests of the Company and its shareholders, to consider in good faith any tender offer or other bona fide proposal for acquiring the Company and to decide whether or not to redeem the rights in order to facilitate such a proposal.

  THE BOARD RECOMMENDS A VOTE "AGAINST" THIS PROPOSAL (ITEM NO. 6 ON THE PROXY
CARD) FOR THE REASONS SET FORTH ABOVE. Approval of this resolution requires the affirmative vote of a majority of the votes cast at the meeting by the holders of the Company's 4% Cumulative Preferred Stock and Common Stock, voting without regard to class.

                            EXECUTIVE COMPENSATION

  The following table shows compensation information for Mr. Holman and the four other most highly compensated executive officers of the Company in fiscal 1997. Executive officers are the corporate officers of the Company elected by the Board of Directors.

                          SUMMARY COMPENSATION TABLE

                                   ANNUAL COMPENSATION           LONG-TERM COMPENSATION
                               ---------------------------- ---------------------------------
                                                                    AWARDS           PAYOUTS
                                                            ----------------------- ---------
                                               OTHER ANNUAL                           LTIP     ALL OTHER
NAME AND PRINCIPAL             SALARY   BONUS  COMPENSATION RESTRICTED OPTIONS/SARS  PAYOUTS  COMPENSATION
POSITION                  YEAR   ($)     ($)     ($) (1)      STOCK      (#) (2)     ($) (3)    ($) (4)
------------------        ---- ------   -----  ------------ ---------- ------------  -------  ------------
C. R. Holman
 Chairman and CEO         1997 726,000 410,000    55,211       0          41,250    3,155,468      8,730
 Chairman and CEO         1996 684,840 450,000    59,593       0          41,250                   9,450
 Chairman, President and  1995 617,520 470,000                 0          41,250                   9,450
 CEO
M. G. Nichols
 President and COO        1997 515,000 230,000                 0          27,000    1,609,096      8,730
 President and COO        1996 451,530 200,000                 0          20,000                   9,450
 Senior Vice President;   1995 376,200 192,000    50,759       0          20,000                   9,450
  President, Mallinc-
  krodt Chemical
R. G. Moussa(/5/)
 Senior Vice President;   1997 368,000 170,800    74,695       0          12,400    1,384,739  1,408,730
  President, Int'l
 Senior Vice President;   1996 368,000 135,900    74,494       0          16,500                   9,450
  President, Int'l
 Senior Vice President;   1995 343,200 179,100                 0          16,500                   9,450
  President, Mallinc-
  krodt Medical
P. D. Cottone(/6/)
 Senior Vice President;   1997 337,100 110,000                 0          16,500    1,149,382  1,651,310
 President, Mallinckrodt  1996 321,000 152,700                 0          16,500                   9,450
 Veterinary (all three    1995 225,000 143,700   152,829       0          30,000                   9,450
 years)
M. A. Rocca
 Senior Vice President    1997 310,700 115,100                 0          14,000      787,420      8,730
 and CFO
 Senior Vice President    1996 285,000  93,300    41,897       0          13,600                   9,450
 and CFO
 Senior Vice President,   1995 265,320 122,700   333,588       0          13,600                   8,358
  CFO and Treasurer

---------------------
(1) Consistent with applicable regulations, this column does not include perquisites that, when aggregated, did not exceed the lesser of $50,000 or 10% of compensation for any of the named executives. The amounts shown in this column include: (a) for Mr. Holman in fiscal 1996, club dues and expenses ($15,211) and tax payments ($16,901) made on behalf of Mr. Holman relating to perquisites received by him and in fiscal 1997, club dues and expenses ($18,543) and tax payments ($18,361) made on behalf of Mr. Holman relating to perquisites received by him; (b) for Mr. Nichols in fiscal 1995, spousal travel expenses ($17,230) and club dues and expenses ($12,818); (c) for Mr. Moussa in fiscal 1996, club dues and expenses ($44,504) and in fiscal 1997, tax payments ($44,073) made on behalf of Mr. Moussa relating to perquisites received by him; (d) for Mr. Rocca in fiscal 1995, reimbursement for relocation expenses (grossed-up for tax payments) in connection with Mr. Rocca's employment by the Company ($288,316) and in fiscal 1996, additional reimbursement for relocation expenses ($13,824) and tax payments ($13,048) made on behalf of Mr. Rocca relating to perquisites received by him; and (e) for Mr. Cottone in fiscal 1995, reimbursement for relocation expenses (grossed-up for tax payments) in connection with Mr. Cottone's employment by the Company ($78,692).
(2) The Company did not grant stock appreciation rights during the last three fiscal years.
(3) Amounts reflect payments under the Company's Long-Term Incentive Compensation Plan for the three-year period commencing July 1, 1994 and ending June 30, 1997. Awards were paid 50% in cash and 50% in the Company's Common Stock.
(4) For Mr. Moussa, the amount reflected for 1997 includes $1.4 million, representing the estimated current value of accrued retirement and pension plan benefits, paid in connection with his termination of employment with the Company and $ 8,730 reflecting the Company's contribution under the Investment Plan, as described on page 25. For Mr. Cottone, the amount reflected for 1997 includes (a) $1,190,000 paid in connection with the sale by the Company of its animal health division effective June 30, 1997,
    (b) $452,580 in severance payments, consisting of $339,720 of severance pay and $112,860 for unvested stock options, and (c) $8,730 reflecting the Company's contributions under the Investment Plan. All other amounts in this column reflect the Company's contributions under the Investment Plan.
(5) Effective June 30, 1997, Mr. Moussa terminated his employment with the Company. See "Employment Contracts and Termination of Employment and Change-in-Control Arrangements" for a discussion of the terms and conditions of Mr. Moussa's resignation.
(6) Effective June 30, 1997, Mr. Cottone terminated his employment with the Company concurrent with the sale by the Company of its animal health division. See "Employment Contracts and Termination of Employment and Change-in-Control Arrangements" for a discussion of the terms and conditions of Mr. Cottone's severance from the Company.

STOCK OPTIONS

  The Company has three stock option plans: the Directors' Plan described at page 6 above, which is limited to non-employee directors, the 1973 Stock Option and Award Plan (the 1973 Plan) and the 1981 Stock Option Plan (the 1981
Plan). Non-employee directors are not eligible for grants under the latter two plans. The 1981 Plan expired in accordance with its terms on December 16, 1991, except as to then outstanding grants and awards. The terms of options thereunder are substantially the same as the terms of options under the 1973 Plan. The 1973 Plan is a non-qualified plan under Section 401(a) of the Internal Revenue Code. Since 1990, all employees of the Company worldwide are eligible for grants under the 1973 Plan, and the Company has made grants periodically to virtually all of its then current regular employees.

  The Board of Directors has adopted, subject to shareholder approval at this meeting (Agenda Item 4) an Equity Incentive Plan. This new plan would replace the 1973 Plan, which terminates in October 1997.

  The following tables provide certain information concerning stock options previously granted to the persons named in the Summary Compensation Table.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                    POTENTIAL REALIZABLE VALUE AT
                                                                    ASSUMED ANNUAL RATES OF STOCK
                                                                    PRICE APPRECIATION FOR OPTION
                                    INDIVIDUAL GRANTS                          TERM(3)
                         ---------------------------------------- ----------------------------------
                                     PERCENT
                                    OF TOTAL
                                     OPTIONS
                         NUMBER OF   GRANTED
                         SECURITIES  TO ALL   EXERCISE
                         UNDERLYING EMPLOYEES OR BASE
                          OPTIONS   IN FISCAL  PRICE   EXPIRATION 0% ($)
NAME                     GRANTED(1)  YEAR(2)   ($/SH)     DATE     (4)      5% ($)        10% ($)
----                     ---------- --------- -------- ---------- ------ ------------- -------------
C.R. Holman.............   41,250      3.7     38.59    08/20/06     0       1,001,138     2,536,875
M.G. Nichols............   27,000      2.5     38.59    08/20/06     0         655,290     1,660,500
R.G. Moussa(5)..........   12,400      1.1     38.43    08/19/06     0         299,708       759,500
P.D. Cottone(6).........   16,500      1.5     38.43    08/19/06     0         398,805     1,010,625
M.A. Rocca..............   14,000      1.3     38.43    08/19/06     0         338,380       857,500
Gain for all Shareholders at Assumed Rates of Appreciation(7)....    0   1,751,162,239 4,438,253,120

---------------------
(1) These awards were made pursuant to the 1973 Plan. Under this Plan, the option price must not be less than 100% of the fair market value of the stock at the time the option is granted. "Fair market value" is defined in the Plan to be the average of the means between the highest and lowest prices at which the stock is traded for each of the fifteen business days preceding the date of grant as reflected on the composite tape of New York Stock Exchange issues. An employee is obligated to remain in the employ of the Company or its subsidiaries for at least one year from the date of grant before he or she may exercise any such option and not more than 50% of the shares granted may be exercised within the twelve months after that year. The option becomes fully exercisable two years after the grant date. The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares of Common Stock or by offset of the underlying shares, subject to certain conditions. The Company did not grant stock appreciation rights during fiscal 1997.
(2) The Company granted options to purchase a total of 1,103,170 shares of its Common Stock to employees in fiscal 1997 including the options granted to the named executive officers as stated in this table. Options granted to employees at various times during fiscal 1997 have an average exercise price of $38.49 per share and expire at various times, 10 years from their respective grant dates.
(3) Total dollar gains based on indicated rates of appreciation over a 10 year term.
(4) Because the exercise price of each option is equal to the fair market value of Mallinckrodt's common stock as of the date of grant, no gain to the optionees is possible without an increase in the stock price, which will benefit all stockholders commensurately. A zero percent stock price appreciation will result in zero dollars for the optionees.
(5) Mr. Moussa terminated his employment with the Company effective June 30, 1997. For a discussion regarding the vesting and exercisability of his stock options, see "Employment Contracts and Termination of Employment and Change-in-Control Arrangements."
(6) Mr. Cottone terminated his employment with the Company effective June 30, 1997. For a discussion regarding the vesting and exercisability of his stock options, see "Employment Contracts and Termination of Employment and Change-in- Control Arrangements."
(7) Hypothetical dollar gains based on the 72,272,482 common shares outstanding (less shares held in treasury) at June 30, 1997 for comparison with assumed appreciation in shares subject to options granted in fiscal 1997 to the named executive officers.

  The potential realizable value of each grant of employee stock options, assuming that the market price of the underlying security appreciates in value from the date of grant to the end of the option term at the rates of 5% and 10%, are shown above. Hypothetical future values, based on the difference between the option price at date of grant and the stock prices resulting from the assumed rates of growth, indicate what gain would be realized if such options were exercised immediately prior to their expiration date. The actual future gain, if any, of the stock options will depend upon the future appreciation in the market price of the Company's Common Stock. There is no assurance that the assumed future values reflected in the preceding table will actually be attained. Use of this model should not be viewed in any way as a forecast of the future performance of the Company's stock, which will be determined by future events and unknown factors.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                           VALUE OF UNEXERCISED
                                                 NUMBER OF UNEXERCISED     IN-THE-MONEY OPTIONS
                                                   OPTIONS AT FISCAL      AT FISCAL YEAR-END ($)
                                                     YEAR-END (1)                   (2)
                                               ------------------------- -------------------------
                            SHARES     VALUE
                         ACQUIRED ON  REALIZED
NAME                     EXERCISE (#)   ($)    EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
----                     ------------ -------- ----------- ------------- ----------- -------------
C. R. Holman............       0          0      198,175      61,875     $1,598,631     $66,206
M. G. Nichols...........       0          0      149,800      37,000      1,879,609      32,100
R. G. Moussa(3).........       0          0       78,050      20,650        596,711      26,482
P. D. Cottone(4)........       0          0       38,250      24,750        248,078      26,482
M. A. Rocca.............       0          0       32,400      20,800        197,636      21,828

---------------------
(1) Options granted in fiscal 1993 to officers of the Company who file reports pursuant to Section 16(a) of the Securities Exchange Act of 1934 have limited stock appreciation rights attached. A limited stock appreciation right is exercisable only if attached to an exercisable option and only in the event of a change in control of the Company. The Company has not granted stock appreciation rights in tandem with any of the options reflected in this table.
(2) Values are based on the June 30, 1997 closing market price of $38.00 per share less option exercise at base price. These values are presented pursuant to SEC rules and the actual amount, if any, realizable upon exercise will depend upon the market price of the common stock relative to the exercise price per share of common stock at the time the stock options are exercised. There is no assurance that the values of unexercised in-the-money options reflected in the table will be realized.
(3) Mr. Moussa terminated his employment with the Company effective June 30, 1997. For a discussion regarding the vesting and exercisability of his stock options, see "Employment Contracts and Termination of Employment and Change-in-Control Arrangements."
(4) Mr. Cottone terminated his employment with the Company effective June 30, 1997. For a discussion regarding the vesting and exercisability of his stock options, see "Employment Contracts and Termination of Employment and Change-in-Control Arrangements."

PENSION PLANS

  The Company maintains a non-contributory qualified pension plan that covers virtually all salaried employees, including officers, and most non-union hourly employees. The Company also has a Supplemental Executive Retirement Plan that provides a supplemental pension benefit for managers above a specified salary grade who have been approved for participation by the Chief Executive Officer. Participants include the named officers and are generally limited to key managers of the Company and its subsidiaries.

  Based on certain assumptions, including continuance of the qualified pension plan and the Supplemental Executive Retirement Plan, the following table shows the estimated annual pension benefits that would be payable to participants in both plans at age 65 for various compensation and years-of-service combinations, based upon a straight-life annuity form of benefit. If elected, any of several optional forms of pension (apart from the lump sum option) would, on an actuarial basis, reduce benefits to the participant but provide benefits to a surviving beneficiary.

ANNUAL AVERAGE OF HIGHEST
   FIVE YEARS COVERED
REMUNERATION FOR PENSION
  PURPOSES IN TEN YEARS                  ANNUAL BENEFITS FOR YEARS
        PRECEDING                          OF SERVICE INDICATED
  NORMAL RETIREMENT DATE   -----------------------------------------------------
                           10 YEARS 15 YEARS 20 YEARS 25 YEARS 30 YEARS 35 YEARS
-------------------------  -------- -------- -------- -------- -------- --------
       $  100,000          $ 40,000 $ 50,000 $ 60,000 $ 60,000 $ 60,000 $ 60,000
          300,000           120,000  150,000  180,000  180,000  180,000  180,000
          500,000           200,000  250,000  300,000  300,000  300,000  300,000
          700,000           280,000  350,000  420,000  420,000  420,000  420,000
          900,000           360,000  450,000  540,000  540,000  540,000  540,000
        1,100,000           440,000  550,000  660,000  660,000  660,000  660,000
        1,300,000           520,000  650,000  780,000  780,000  780,000  780,000
        1,500,000           600,000  750,000  900,000  900,000  900,000  900,000

  A former subsidiary of the Company, Mallinckrodt, Inc., had a separate Supplemental Executive Retirement Plan, a non-contributory, non-qualified pension plan to provide upon retirement an additional pension benefit for its key executives. As amended, the Plan has been incorporated into the Company's SERP and now applies only to four current executives of the Company (including two of the named executive officers, Messrs. Holman and Nichols), each of whom has been employed by the Company for at least 15 years. The following table shows the additional amount of retirement benefit payable to these four executives at age 65 for various compensation and years-of-service combinations based upon a life only form of annuity:

 ANNUAL AVERAGE OF HIGHEST
    THREE YEARS COVERED
 REMUNERATION FOR PENSION    NET ADDITIONAL ANNUAL BENEFITS FOR YEARS OF
   PURPOSES IN TEN YEARS                  SERVICE INDICATED
PRECEDING NORMAL RETIREMENT  --------------------------------------------
           DATE              15 YEARS 20 YEARS 25 YEARS 30 YEARS 35 YEARS
---------------------------  -------- -------- -------- -------- --------
        $  100,000           $ 5,750  $ 1,330  $  6,900 $  6,900 $  6,900
           300,000            17,250    3,990    20,700   20,700   20,700
           500,000            28,750    6,650    34,500   34,500   34,500
           700,000            40,250    9,310    48,300   48,300   48,300
           900,000            51,750   11,970    62,100   62,100   62,100
         1,100,000            63,250   14,630    75,900   75,900   75,900
         1,300,000            74,750   17,290    89,700   89,700   89,700
         1,500,000            86,250   19,950   103,500  103,500  103,500

  Compensation covered by the pension plans will generally be equal to the dollar amounts in the salary and bonus columns of the Summary Compensation Table. Social security benefits, qualified plan limitations on eligible compensation, and applicable integration adjustments are not reflected in the above tables. The current credited years of service for the individuals named in the Summary Compensation Table (excluding Messrs. Cottone and Moussa) are as follows: Mr. Holman, 20 yrs., 10 mos.; Mr. Nichols, 17 yrs., 11 mos.; and Mr. Rocca, 3 yrs., 3 mos. At the time of their respective terminations of employment with the Company as of June 30, 1997, Mr. Moussa had 19 yrs., 5 mos. credited years of service and Mr. Cottone had 2 yrs., 9 mos. credited years of service. See "Employment Contracts and Termination of Employment and Change in Control Arrangements."

INVESTMENT PLAN AND OTHER BENEFITS

  The Company has an Investment Plan under which salaried and most non-union hourly employees of the Company, including officers, who elect to participate in the Plan may make regular contributions by salary reduction and/or by payroll deduction of from 1% to a maximum of 15% of their annual base salaries. Under the Plan and subject to certain statutory limitations, the Company contributes an amount equal to 20%, or such greater amount as may be approved by the Board of Directors, of a participant's contributions up to 6% of his or her annual base salary. For fiscal 1997, the Company's contribution in excess of 20% (the Supermatch) depended and was based upon the Company's return on invested capital, and was an additional 77% for a total of 97%. All employee contributions and the initial 20% Company match are invested as directed by the participant, in one or more investment funds, including a Mallinckrodt Inc. stock fund. Beginning with the Supermatch for fiscal 1997, the Supermatch will be made in Mallinckrodt common stock. To encourage Company employees to own Mallinckrodt stock, the Plan will require all participants to maintain at least 15% of their total account balance in Company stock obtained through Supermatch contributions. The Company's contributions to the Plan for fiscal 1997 on behalf of the named executive officers are reflected in the Summary Compensation Table.

  The Company maintains a supplemental death benefit program for officers and key employees that provides individual pre-tax death benefits equal to four times annual salary grossed up for income taxes. This program is provided at corporate expense and continues in effect post-retirement for participants who retire while employed by the Company. Each of the named executive officers is a participant.

  The Company maintains a comprehensive employee benefit program that provides medical, dental, death, disability, and similar benefits in the context of a cafeteria benefit plan as defined in Section 125 of the Internal Revenue Code. Employees may pay for certain benefits by means of salary reduction contributions pursuant to the plan, known as the Flexsecurity Plan.

                ORGANIZATION AND COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

  The Company's primary financial objective is to maximize shareholder value over time. To this end, the Company has created a comprehensive business strategy. A primary function of the Organization and Compensation Committee (the "Compensation Committee") is to develop and administer total compensation policies that are consistent with the Company's strategic business objectives. The Compensation Committee reviews the Company's compensation philosophy from time to time and recommends appropriate changes to the Board. The Compensation Committee recommends for Board approval compensation actions for the Chief Executive Officer and the Chief Operating Officer, including the establishment of performance objectives and the evaluation of performance against those objectives, salary adjustments, annual and long-term incentive awards, stock option and restricted stock awards, and perquisites and other benefits. On authority delegated by the Board, the Compensation Committee approves compensation actions for all other executive officers. The Committee is comprised entirely of independent outside directors.

PRINCIPLES OF COMPENSATION PHILOSOPHY

  The Company adheres to a number of guiding principles that provide the philosophical foundation for its executive compensation programs. These principles, as adopted by the Compensation Committee in February 1997, are as follows:

  . ASSURE THAT EXECUTIVE COMPENSATION IS TIED TO SHAREHOLDER VALUE AND
    CAPITAL FORMATION THROUGH COMPENSATION PLANS WHICH REWARD ACHIEVEMENT OF STRATEGIC AND FINANCIAL OBJECTIVES, AND THROUGH STOCK-BASED COMPENSATION PROGRAMS.

   Awards under Mallinckrodt's incentive compensation plans are made pursuant to the achievement of Mallinckrodt's short and long-term financial objectives. The objectives in the Company's current plans include earnings per share growth, return on equity, growth in operating earnings, return on invested capital and controlled working capital as a percentage of sales. Plan objectives are designed with reference to the performance of a comparator group. Earnings per share growth has been the primary financial measurement of the Company and the primary award criterion for both the annual and long-term plans. The attainment of our earnings per share growth targets, over the long-term, should effectively increase the value of Mallinckrodt stock to the benefit of our shareholders. However, other measurements may be selected for future plans if it is determined that new measurements will improve management's focus on shareholder value.

   Mallinckrodt's long-term incentive and stock option plans are designed to link executive compensation with shareholder value over time. Stock options provide significant incentives for executives to focus on share price, because they have value only if performance results in appreciation in share price. Awards under the long-term plan are denominated in both stock (50%) and cash (50%). Our philosophy is to encourage stock retention as a result of compensation earned through these plans. It is intended that the potential value of stock-based compensation be significant when compared with base compensation. The Company has established stock ownership guidelines for upper level managers.

  . COMPENSATE COMPETITIVELY, INCLUDING EXCEPTIONAL COMPENSATION FOR
    EXCEPTIONAL PERFORMANCE.

   A fundamental principle which underlies Mallinckrodt's compensation plans is that executives should be compensated competitively. Without a competitive compensation program, we would be unable to attract and retain outstanding executive talent.

   Mallinckrodt's incentive plans are designed to motivate management by containing significant leverage for the achievement of exceptional performance. Financial performance above market should be rewarded with compensation above market, so long as the impact of compensation for performance over plan does not result in a disproportionate share of profits being distributed to management rather than to shareholders. If Mallinckrodt's performance is not on a par with our comparator group, employees should receive less than average total compensation.

  . PUT SIGNIFICANT AMOUNTS OF COMPENSATION AT RISK.

   Of the four components of total compensation (base salary, annual incentive, long-term incentive and stock options), all pay is at risk except base salary. Executive compensation is "at risk" because financial and other objectives must be achieved for incentive compensation to be awarded. In the case of stock options, no compensation is derived unless financial performance contributes to appreciation in stock price. "Pay at risk" is consistent with compensation practices in most large corporations and with the principle of aligning executive compensation with value received by shareholders.

  . PROVIDE COMPENSATION THAT IS APPROPRIATE FROM A FIDUCIARY AND SHAREHOLDER
    PERSPECTIVE AND EQUITABLE INTERNALLY.

   The process used by the Mallinckrodt Board to establish and carefully monitor executive compensation is based on a thorough analysis intended to ensure that such pay is fair and equitable relative to companies of similar size and in similar industries. The Organization and

   Compensation Committee has primary responsibility for the review process. The Committee is comprised of rotating, outside Board members who have no business interest with Mallinckrodt except for compensation received uniformly by all Board members. Compensation for Mallinckrodt executives consists of both cash and stock which are fully disclosed in the proxy pursuant to standing legal requirements. The process of determining the compensation of Mallinckrodt's Chairman and Chief Executive Officer is rigorous and involves an assessment of competitive compensation, financial and personal performance as well as the achievement of long-term strategic objectives. The Board makes a final determination of the Chairman and CEO's compensation based, in part, upon a recommendation by the Committee. The requirements of market competitiveness are balanced against internal equity. Internal equity is effected through a consistently applied job evaluation and salary administration system across and within various businesses.

   Total compensation paid to a Mallinckrodt executive reflects both the competitive pay environment for comparable positions in the marketplace and, in the case of incentive awards, the achievement of business objectives which warrant payment of such awards. Incentive programs designed to achieve outstanding shareholder value while providing management with outstanding compensation opportunities are consistent with sound business practice.

  . PROVIDE COMPENSATION OPPORTUNITIES WHICH WILL ATTRACT, MOTIVATE, AND
    RETAIN OUTSTANDING EXECUTIVE TALENT.

   Mallinckrodt attempts to attract and motivate world-class executives by paying competitively for market performance, and providing a reasonable opportunity to achieve superior awards for superior results. Compensation is based on competence and contribution to the Company, rather than on position and entitlement. Compensation programs are designed to be flexible so as to be responsive to market considerations and international issues.

COMPONENTS OF EXECUTIVE COMPENSATION

  The four elements of executive compensation are:

  . BASE SALARY

  . ANNUAL INCENTIVES

  . LONG-TERM INCENTIVES

  . STOCK OPTIONS

  These elements are structured to recognize meaningful differences in individual performance and cumulatively to provide executives with the opportunity to significantly exceed competitive levels of total compensation if the Company's performance is significantly better than that of its competitors. In structuring compensation, the Committee reviews competitive data provided by independent compensation consultants. These data compare the Company's compensation levels and practices with a group of companies (the "comparator group") that tend to have similar sales volumes, similar lines of business, and established records of successful performance against financial measures deemed important by the Company. Competitive data for compensation programs includes that from many of the companies in the S&P indices shown in the performance graph on page 31 below.

  The Committee periodically revises the mix of the various components of total compensation. Currently, base salary comprises about 35%, annual incentives approximately 15%, and long-term incentives and stock options about 50% of total compensation. The total compensation program is considered in setting the individual components.

  BASE SALARY. Base salary increases are provided to executives consistent with an evaluation of each executive's performance, salary levels within the comparator group, as well as the performance of the Company as a whole. In addition to measuring performance in financial terms, the Committee also evaluates the success of the executive in areas that cannot be measured by traditional accounting criteria, including the development and execution of strategic plans, the growth and development of management and employees, and the exercise of leadership within the industry and in the communities that the Company serves. Salary reviews normally occur at twelve-month intervals. As a result of the Committee's review of salaries in fiscal 1997, base salaries for the named executive officers increased in September 1996 by an average of 4.9%. For fiscal 1998, the Company's executives will forego merit increases and will instead have the opportunity to earn an additional five percent in their target awards under the Company's annual incentive plan (as described below). The Committee believes that implementation of this change is consistent with the interests of the Company's stockholders because participants will receive annual incentive awards at higher levels only if the Company's financial results warrant such payments.

  ANNUAL INCENTIVES. A target annual incentive is established for each eligible executive in the form of a percentage of base salary. Actual incentives can range from 0% to 175% of the target incentive. Incentives earned are based on the achievement of financial and individual objectives and vary depending upon the executive's position in the Company. In fiscal 1997, for the Chief Executive Officer and other corporate staff executives, incentives earned were based on Company earnings per share, asset management objectives, and individual performance against pre-established objectives. For division presidents and other participants in the annual incentive plan, incentives earned were based upon the Company's earnings per share, performance of the executive's division or other operating unit as measured by operating earnings and asset management objectives, contribution to implementation of the Company's strategic plan, achievement of non-financial goals such as employee safety and environmental compliance, and individual performance against pre-established objectives.

  Based on fiscal 1997 financial results as compared with the pre-established targets, and the Committee's evaluation of each participant's achievement of non-financial goals and personal objectives, the annual bonus represented approximately 56% of base salary for Mr. Holman and averaged 41% of base salary for the other named executive officers.

  LONG-TERM INCENTIVES. Long-term incentives comprise about half of the total compensation for key executives, including the five named executive officers. Each of the long-term incentive programs is discussed below.

  . LONG-TERM INCENTIVE PLAN. At the 1994 Annual Meeting, the Company's stockholders approved a new Long-Term Incentive Compensation Plan (the
    LTIP) for approximately 50 of the Company's senior executives. The LTIP is designed to provide awards based on the attainment of long-term financial objectives as measured over three-year performance cycles. The initial performance cycle was the three-year period that ended June 30, 1997. Awards under the LTIP are paid 50% in cash and 50% in shares of the Company's Common Stock. Target levels of incentive compensation established under the LTIP for each participant are competitive with levels for similar positions within the Company's comparator group. Target levels of compensation are achieved, however, only if a combination of rigorous financial goals have been achieved at the end of the three-year performance cycle. Such goals include any or all of the following: net after-tax income; net after-tax income per share; earnings from continuing operations; earnings from continuing operations per share; operating earnings; operating earnings per share; return on assets; return on equity; return on invested capital; debt ratings; revenues; and revenue growth. The specific performance goals vary among business groups within the Company and are determined, in part, by reference to the projected performance of other companies in the Company's comparator group (based on published analysts' consensus expectations for such other companies). Compensation for corporate staff participants is based entirely on performance of the Company against established goals. Compensation for all other participants is based both on performance of the Company and the performance of their business unit against the established goals.

     For the three-year cycle ended June 30, 1997, the Company's overall financial results were somewhat below the pre-established performance goals, resulting in long-term incentive payments for such three-year period to Mr. Holman and the other named executive officers at an overall average of 88% of target. Incentive payments varied depending on the achievement by each participant's respective business unit of operating earnings and return on invested capital targets.

     The Company has submitted for shareholder approval at this meeting the material terms of the performance goals under the LTIP for a new three-year performance cycle commencing July 1, 1997 and ending June 30, 2000 (Item No. 5 on the proxy card).

  . STOCK OPTIONS. Non-qualified stock options are granted to provide key executives with the opportunity to acquire an equity interest in the Company, align their interests with that of the Company's stockholders, and base their compensation on the appreciation of the value in the Company's stock. Again, grant size and potential compensation value are based on option programs utilized by companies in the comparator group. Normally stock options are granted annually. THE COMPANY HAS NEVER RE-PRICED ANY STOCK OPTION GRANT. As part of the stock option program, grants are also made annually to virtually all of the Company's employees worldwide on the same date and at the same option price as for executives.

  As part of their total compensation, executives are also provided with various benefits. In addition to the benefits offered to the general employee population, executives are provided with higher levels of life insurance and disability coverage, as well as benefits such as tax planning, annual physical, and luncheon club memberships for business purposes. Executive officers, along with certain other executives, are also covered by a Supplemental Executive Retirement Plan (SERP). One of the primary purposes of this Plan is to attract and retain high caliber mid-career talent. Further information on this Plan is provided on pages 24-25.

  The executive compensation programs of the Company cannot anticipate all situations that may occur from time to time. When unusual circumstances occur, the Committee reserves the right to take appropriate actions which, in its best judgment, are in the best long-term interests of the Company and its shareholders.

DISCUSSION OF COMPENSATION FOR THE CHAIRMAN AND CHIEF EXECUTIVE OFFICER

  Mr. Holman's compensation for fiscal 1997 was determined in accordance with the executive compensation policies as described above. In addition, the Committee considered the compensation of chief executive officers of other companies in the comparator group.

  Mr. Holman received a merit increase of 7% effective July 1, 1996, which brought his annual base salary to $726,000. Mr. Holman was granted an annual incentive award of $410,000 for fiscal 1997 based predominantly on Mallinckrodt's achievement of its financial targets for such fiscal year which measured earnings per share of stock and working capital. Sixty-five percent of Mr. Holman's award was based on earnings per share, fifteen percent on controlling working capital, and twenty percent on achievement of personal objectives. For fiscal 1997, Mr. Holman's total cash compensation was at the fiftieth percentile for CEO compensation of companies within the comparator group.

  Mr. Holman received an award of $ 3,155,468, paid 50% in cash and 50% in Mallinckrodt common stock, upon completion of the initial three-year performance cycle under the Company's Long-Term Incentive Compensation Plan. On August 21, 1996, the Committee approved a stock option grant for Mr. Holman of 41,250 shares. The Committee believed that this was an appropriate award relative to competitive practice and Mr. Holman's leadership and contributions to the Company's performance.

POLICY ON DEDUCTIBILITY OF COMPENSATION

  Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the annual tax deduction to $1 million per person for compensation paid to the five named executive officers, unless certain requirements are met. It is the Committee's policy to maximize the effectiveness, as well as the tax deductibility, of the Company's Executive Compensation Programs. Therefore, the Committee considers it to be in the best interests of the Company's stockholders to retain discretion in the Company's annual incentive program to reward executives based on a full range of performance criteria important to the Company's success. As a result of such discretion, compensation paid to covered employees under the annual incentive program may not be exempt from the deduction limit. In order to preserve tax deductibility, the Committee may, but will not be obligated to, award compensation under the annual incentive program on a deferred basis.

  It is presently expected that any compensation paid under the Company's Long-Term Incentive Compensation Plan will qualify as performance based and will not be counted towards the deduction limit. The Committee's present intention is to comply with the requirements of Section 162(m) unless the Committee feels that such compliance would not be in the best interests of the Company and its stockholders. In view of the compensation levels of the covered employees in fiscal 1997, the Committee expects the impact, if any, on the Company of any loss of deductions resulting from the application of
Section 162(m) would be immaterial.

                                          ORGANIZATION AND
                                          COMPENSATION COMMITTEE:

                                          Roberta S. Karmel, Chair
                                          Gareth C. C. Chang
                                          William L. Davis
                                          Claudine B. Malone
                                          Daniel R. Toll

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  None of the members of the Organization and Compensation Committee during any part of fiscal 1997 was at any time in the past an officer or employee of the Company or any subsidiary. There are no executive officer interlocks with another company.

                               PERFORMANCE GRAPH

  The following graph compares the total return (assuming an investment of $100 on June 30, 1992 and the reinvestment of dividends) of Mallinckrodt common stock with those of the S&P 500, S&P Health Care Composite, and S&P Specialty Chemicals Group indices:

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
                          MALLINCKRODT INC., S&P 500,
            S&P HEALTH CARE COMPOSITE, AND S&P SPECIALTY CHEMICALS


                             [GRAPH APPEARS HERE]


Measurement Period                                               S&P SPECIALTY
(Fiscal Year Covered)  MALLINCKRODT  S&P 500    S&P HEALTH CARE     CHEMICALS
---------------------  ------------  -------    ---------------  -------------
Measurement Pt-
    6/30/92              $100         $100       $100            $100
FYE 6/30/93              $ 95.44      $113.57    $ 87.88         $118.29
FYE 6/30/94              $104.94      $115.2     $ 87.91         $106.06
FYE 6/30/95              $116.55      $145.14    $127.6          $136.03
FYE 6/30/96              $129.67      $182.78    $178.02         $153.21
FYE 6/30/97              $128.77      $246.08    $261.36         $164.15

*Total return assumes reinvestment of dividends on a quarterly basis.

                           MISCELLANEOUS INFORMATION

  The Board of Directors and management know of no matters that will be presented for consideration at the meeting other than those stated in the Notice of Meeting and described in this Proxy Statement.

  Pursuant to the by-laws of the Company, for a matter to be properly brought before the annual meeting for consideration a shareholder must, not less than seventy days and not more than ninety-five days before the date of the meeting, deliver or cause to be delivered a written notice to the Secretary of the Company specifying certain details concerning the nature of the proposed business, including the reasons why it is sought to be raised and submitted for a vote of the stockholders, and otherwise meeting certain requirements of the by-laws. Full details regarding the requirements of the by-laws are available upon request to the Secretary. Pursuant thereto, the last day for receipt of such a notice to be effective for this meeting was August 6, 1997. Notwithstanding satisfaction of the notice and other requirements, the proposed business described in the notice may still be deemed not to be properly brought before the meeting if, pursuant to state law or to any rule or regulation of the SEC, it was offered as a stockholder proposal and was omitted, or had it been so offered, it could have been omitted, from the notice of, and proxy materials for, the meeting (or any supplement thereto) authorized by the Board of Directors.

  For stockholders who may be interested in submitting a resolution for consideration at the next annual stockholders' meeting, the deadline pursuant to SEC rules for submitting such proposals for consideration for inclusion in the proxy statement will be May 15, 1998. The deadline for receipt of proposals subject to the Company's by-law advance notice requirement will be August 12, 1998, on the assumption the Board will fix the date of next year's meeting on the third Wednesday in October, as has been customary, or if the Board fixes another date, the tenth day following public disclosure of the meeting date. Proposals should be sent to the Secretary of the Company, 7733 Forsyth Blvd., St. Louis, Missouri 63105.

  If any matter properly comes before the meeting the persons named in the accompanying proxy will vote such proxy in accordance with their judgment regarding such matter, including without limitation the election of a director or directors other than those nominated herein should an emergency or unexpected occurrence make the use of discretionary authority necessary, and also regarding matters incident to the conduct of the meeting.

  Proxies will be solicited to assure that stockholders who are unable to attend the meeting have the opportunity nonetheless to cast a vote on the issues to come before the meeting. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, and telegrams by directors, officers, and employees of the Company. Arrangements may also be made with brokerage houses and other custodians, nominees, and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and the Company may reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith. In addition, the Company has retained Georgeson & Co. to aid in the solicitation, at an estimated cost of $12,000 plus expenses. The cost of all proxy solicitation, including payments to Georgeson & Co., will be borne by the Company.

  Pursuant to Section 726(d) of the New York Business Corporation Law, shareholders of record entitled to vote for the election of directors are hereby informed that the Company obtained, effective June 1, 1995, directors and officers indemnification insurance under a three-year policy at an annual cost of $620,000. The Company has exercised an option to extend the policy for a fourth year at a cost of $496,305. The insurance carriers are National Union Fire Insurance Co., CNA, Aetna Casualty and Surety Co., Reliance Insurance Co., Federal (Chubb), and Zurich American in various and successive layers of coverage that total $110,000,000 (subject to retention and co-insurance). All directors and corporate and staff officers of the Company and of its wholly-owned subsidiary corporations are insured thereunder.

                                          By Order of the Board of Directors

                                          LOGO
                                          Roger A. Keller
                                          Vice President, Secretary and
                                          General Counsel

Dated: September 12, 1997

                                                                     APPENDIX A

                          DIRECTORS' STOCK AWARD PLAN
                                      OF
                               MALLINCKRODT INC.

  1. Purpose. The Directors' Stock Award Plan of Mallinckrodt Inc. (the "Plan") is designed to promote the interests of Mallinckrodt Inc. (the "Company") and its subsidiaries by increasing the proprietary interest in the Company of non-employee members of the Company's Board of Directors (the "Board") whose eligibility is described in Section 3.

  2. Administration. The authority to manage and control the operation and administration of the Plan shall be vested in the Corporate Governance Committee of the Board (the "Committee"). Subject to the limitations of the Plan, the Committee shall have the sole and complete authority: (a) to interpret the Plan and to adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan; (b) to correct any defect or omission or to reconcile any inconsistency in the Plan or in any award made hereunder; and (c) to make all other determinations and to take all other actions necessary or advisable for the implementation and administration of the Plan. The Committee's determinations on matters within its authority shall be conclusive and binding upon the Company and all other persons. All expenses associated with the Plan shall be borne by the Company.

  3. Eligibility. Subject to the terms and conditions of the Plan, each member of the Board on each Date of Award (as defined in Section 6) who (i) is not an employee of the Company or any corporation of which more than 50% of the total combined voting power of all classes of stock entitled to vote is owned, directly or indirectly, by the Company, and (ii) is not accruing a benefit under the Company's Directors' Retirement Service Plan (a "Director"), shall be eligible to receive an award under the Plan in accordance with Section 6. A Director shall cease to be eligible to receive an award under the Plan on the date he ceases to be a member of the Board for any reason.

  4. Shares Covered by the Plan. The stock to be awarded under the Plan shall be shares of the authorized common stock of the Company (par value $1 per share) ("Common Stock") and may be unissued shares or reacquired shares (including shares purchased in the open market), or a combination of the two, as the Committee may from time to time determine; provided, however, that subject to the provisions of Section 5, the aggregate number of shares of Common Stock which may be awarded under the Plan shall not exceed seventy-fifty thousand (75,000).

  5. Adjustment in the Event of Change in Common Stock. If the Company shall at any time increase or decrease the number of its outstanding shares of Common Stock or change in any way the rights and privileges of such shares by means of the payment of a stock dividend or any other distribution upon such shares payable in Common Stock, or through a stock split, subdivision, consolidation, combination, reclassification, or recapitalization involving the Common Stock, then the number, rights and privileges of the shares of Common Stock issuable under the Plan shall be increased, decreased or changed in a like manner as determined by the Committee.

  6. Plan Awards. Annually, on each Date of Award, each Director will be entitled to receive that number of whole shares of Common Stock having a Fair Market Value on the Date of Award equal to fifteen thousand dollars ($15,000). Distribution of shares of Common Stock awarded under the Plan shall be made as soon as administratively practicable after the Date of Award. For purposes of the Plan, (a) "Date of Award" means the first business day immediately following the date of each annual meeting of the shareholders of the Company, or such other annual date as the Committee shall decide; and (b) "Fair Market Value" as of any date means (i) the closing price for sales of Common Stock as reported on the Composite Transaction Reporting System on the New York Stock Exchange, which includes other participating exchanges and over the counter markets, on such date or (ii) in the absence of a reported sale for such date, the average of the reported closing bid and asked prices for a share of Common Stock on such Exchange, on such date. Any fractional share of Common Stock which a Director would otherwise be entitled to receive under the Plan shall be distributed to such Director in cash. The first "Date of Award" shall be October 16, 1997.

  7. Forfeiture. If, in its sole discretion, the Board determines that a Director has become an employee, consultant or director of a competitor of the Company or any of its subsidiaries, and has declined to withdraw therefrom after notice that the Board believes a conflict of interest is involved, such Director shall immediately and automatically forfeit all entitlement to further awards of Common Stock under the Plan.

  8. Amendment and Termination. The Board shall have the right to amend, modify, suspend or terminate the Plan at any time for any purpose; provided, however, that following the approval of the Plan by the Company's shareholders, the Company will seek shareholder approval for any change to the extent required by applicable law, regulation or rule. Except as permitted by
Section 15, no amendment of the Plan which materially and adversely affects any right of a Director with respect to any award previously made under the Plan shall be made without such Director's written consent.

  9. Liability. No member of the Board or the Committee or any officer or employee of the Company or its subsidiaries shall be personally liable for any action, omission or determination made in good faith in connection with the Plan.

  10. Effective Date. This Plan will become effective on the date of the Company's 1997 Annual Meeting of Stockholders if the Plan is authorized and adopted by the vote of the holders of a majority of all outstanding shares entitled to vote thereon. Subject to Section 8, and the availability of shares under Section 4, the Plan shall be unlimited in duration.

  11. Tax Withholding. The Company may withhold from any awards under the Plan all applicable taxes which it may be required to withhold.

  12. Director Status. The Plan will not give any Director the right to continue as a member of the Board.

  13. Compliance with Applicable Laws. Common Stock shall not be issued under the Plan unless and until counsel for the Company shall be satisfied that any conditions necessary for such issuance to comply with applicable tax, securities or other laws or rules or applicable securities exchange requirements have been fulfilled. In particular, the Company shall not be required to deliver any shares of Common Stock under the Plan prior to (i) the admission of such shares to listing on any stock exchange on which Common Stock may then be listed, (ii) the completion of such registration or other qualification of such shares under applicable laws, rules or regulations as the Company shall determine to be necessary or advisable, and/or (iii) to the extent the shares are not so registered or qualified under the law of any applicable jurisdiction, the receipt by the Company of such representations of the investment intent of the Director as the Company shall require to comply with applicable securities laws.

  14. Nonassignability. The right to receive shares of Common Stock under the Plan shall not be assignable or transferable by a Director other than by will or the laws of descent and distribution.

  15. Securities Law Compliance. Participation in the Plan will be governed by, in addition to general corporate law, the rules and regulations promulgated by the Securities and Exchange Commission and, in particular,
Section 16 of the Securities Exchange Act of 1934, as amended (the "Act"). It is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 under the Act, so that Directors will be entitled to the benefits of such Rule 16b-3, or other exemption rules under Section 16 of the Act, and will not be subjected to avoidable liability thereunder. If any provision of the Plan would otherwise frustrate or conflict with the intent expressed in this Section 15, that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, such provisions shall be deemed void.

  16. Unfunded Status. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the issuance of shares of Common Stock upon the making of an award under the Plan and the issuance of shares of Common Stock upon the making of an award shall be subordinate to the claims of the Company's general creditors.

  17. Shareholder Rights. The shares of Common Stock awarded to a Director under the Plan shall be issued in the name of the Director, and from and after the date of such issuance the Director shall be entitled to all rights of a shareholder with respect to such Common Stock, including the right to vote the shares, and the Director shall receive all dividends and other distributions paid or made with respect thereto.

  18. Controlling Laws. The Plan shall be construed and administered in accordance with the laws of the State of New York.

  19. Severability. In the event any provisions of the Plan shall be held to be illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and endorsed as if such illegal or invalid provisions had never been contained in the Plan.

  20. Effect of Headings. The descriptive headings of the sections of the Plan are inserted for convenience of reference and identification only and do not constitute a part of the Plan for purposes of interpretation.

                                                                     APPENDIX B

                             THE MALLINCKRODT INC.

                             EQUITY INCENTIVE PLAN

  1. PURPOSE. The purpose of the Mallinckrodt Inc. Equity Incentive Plan (the "Plan") is to promote the long-term financial interests of Mallinckrodt Inc. (the "Company"), including its growth and performance, by encouraging employees of the Company and its subsidiaries to acquire an ownership position in the Company, enhancing the ability of the Company and its subsidiaries to attract and retain employees of outstanding ability, and providing such employees with an interest in the Company parallel to that of the Company's stockholders.

  2. DEFINITIONS. Unless otherwise required by the context, the terms used in the Plan shall have the meanings set forth below:

    (a) "Award" shall mean an award determined in accordance with the terms of the Plan.

    (b) "Board of Directors" shall mean the Board of Directors of the Company.

    (c) "Change in Control" shall mean the occurrence of any one of the following events:

      (i) any "person" (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the "Exchange Act") and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities eligible to vote for the election of the Board of Directors (the "Company Voting Securities"); provided, however, that the event described in this paragraph (i) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (A) by the Company or any Subsidiary of the Company, (B) by any employee benefit plan sponsored or maintained by the Company or any Subsidiary of the Company, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, (D) pursuant to a Non-Control Transaction (as defined in paragraph (iii)), (E) with respect to a Participant, pursuant to any acquisition by the Participant or any group of persons including the Participant; or (F) except as provided in (iii) below, in which Company Voting Securities are acquired from the Company, if a resolution providing expressly that the acquisition pursuant to this clause (F) does not constitute a Change in Control under this paragraph (i) is approved by a vote of at least a majority of the directors comprising the Incumbent Board (as hereinafter defined);

      (ii) individuals who, on April 16, 1997, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to April 16, 1997, whose election, or nomination for election, by the Company's stockholders was approved by a vote of at least a majority of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this paragraph (ii), considered as though such person were a member of the Incumbent Board; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board of Directors shall be deemed to be a member of the Incumbent Board;

      (iii) shareholder approval of a merger, consolidation, share exchange or similar form of corporate reorganization of the Company or any such type of transaction requiring the approval of the Company's stockholders (whether for such transaction or the issuance of securities in the transaction or otherwise), or shareholder approval of the consummation of the direct or indirect sale or other disposition of all or substantially all of the assets, of the

    Company (a "Business Combination"), unless immediately following such Business Combination: (A) more than 50% of the total voting power of the publicly traded corporation resulting from such Business Combination (including, without limitation, any corporation which directly or indirectly has beneficial ownership of 100% of the Company Voting Securities or all or substantially all of the Company's assets) eligible to elect directors of such corporation would be represented by shares that were Company Voting Securities immediately prior to such Business Combination (either by remaining outstanding or being converted), and such voting power would be in substantially the same proportion as the voting power of such Company Voting Securities immediately prior to the Business Combination, (B) no person (other than any publicly traded holding company resulting from such Business Combination, any employee benefit plan sponsored or maintained by the Company (or the corporation resulting from such Business Combination), or any person which beneficially owned, immediately prior to such Business Combination, directly or indirectly, 20% or more of the Company Voting Securities (a "Company 20% Stockholder")) would become the beneficial owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the corporation resulting from such Business Combination and no Company 20% Stockholder would increase its percentage of such total voting power, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination will have been members of the Incumbent Board at the time of the approval of the Board of the execution of the initial agreement providing for such Business Combination (a "Non-Control Transaction"); or

      (iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 20% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which, by reducing the number of Company Voting Securities outstanding, increases the percentage of shares beneficially owned by such person; provided, that if a Change in Control of the Company would occur as a result of such an acquisition by the Company (if not for the operation of this sentence), and after the Company's acquisition such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, then a Change in Control of the Company shall occur. Notwithstanding anything in this Plan to the contrary, if a Participant's employment is terminated prior to a Change in Control, and the Participant reasonably demonstrates that such termination was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control (a "Third Party") and who effectuates a Change in Control, then for all purposes of this Plan with respect to such Participant, the date of a Change in Control shall mean the date immediately prior to the date of such termination of employment.

    (d) "Committee" shall mean the Organization and Compensation Committee of the Board of Directors.

    (e) "Common Stock" shall mean the common stock of the Company.

    (f) "Effective Date" shall mean April 16, 1997.

    (g) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

    (h) "Fair Market Value" shall mean on any given date the average of the high and low sales prices of Common Stock on such date as reported on the New York Stock Exchange Composite Transactions Tape or, if the New York Stock Exchange is closed on that date, on the last preceding date on which the New York Stock Exchange was open for trading.

    (i) "Participant" shall mean an employee of the Company or its subsidiaries who is selected to participate in the Plan in accordance with
  Section 4.

    (j) "Retirement" shall mean termination of employment after attaining age fifty-five with five years of service with the Company and/or any of its subsidiaries.
  3. SHARES SUBJECT TO THE PLAN. Subject to adjustment as provided in Section 17, the number of shares of Common Stock which shall be available for the grant of Awards under the Plan shall not exceed 2,800,000 shares. The shares of Common Stock issued under the Plan may be authorized and unissued shares or treasury shares, as the Company may from time to time determine. If any stock option shall have terminated, expired, or lapsed, in whole or in part, while the Plan is in effect, the shares covered by such stock option to the extent the stock option had not been exercised shall again become available for stock options and other Awards under the Plan, except as provided in Section 8(g) in connection with the reduction in shares covered by stock options upon the exercise of stock appreciation rights. Upon the forfeiture of other Awards in accordance with the provisions of the Plan, and the terms and conditions of an Award, except as provided in Section 7(g) in connection with the cancellation of stock appreciation rights upon the exercise of stock options, such shares shall no longer be counted in any determination of the number of shares awarded under the Plan and shall be available for subsequent Awards and options.

  Subject to adjustment as provided in Section 17, notwithstanding anything contained herein to the contrary, in no event shall more than 200,000 shares of Common Stock be granted pursuant to stock options or stock appreciation rights under the Plan to any Participant in any calendar year.

  4. ADMINISTRATION. (a) The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the acts of a majority of a quorum shall be the acts of the Committee. To the extent permitted by law, the Committee may appoint officers of the Company to act as its agents with respect to its duties and obligations hereunder, including but not limited to granting Awards hereunder (up to a maximum of 3,000 shares of Common Stock or share units per grant and an aggregate of 25,000 shares of Common Stock or share units per fiscal year). The officer of the Company making any such Award grant shall advise the Committee in writing of such grant.

  (b) Subject to the provisions of the Plan, the Committee shall (i) approve the selection of Participants (after such consultation with and consideration of the recommendations of management as the Committee considers desirable),
(ii) determine the type of Awards to be made to Participants, (iii) determine the number of shares of Common Stock or share units subject to Awards, (iv) determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder (including, but not limited to, any restriction and forfeiture conditions on such Award), (v) determine whether, to what extent and under what circumstances, Awards may be settled in cash,
(vi) to the extent appropriate, establish and certify attainment of performance goals as required by Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and (vii) have the authority to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan (which shall not be inconsistent with the terms of the Plan), to determine the terms and provisions of any agreements entered into hereunder, and to make all other determinations necessary or advisable for the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it shall deem desirable to carry it into effect. The determinations of the Committee in the administration of the Plan, as described herein, shall be final, conclusive and binding on all persons, including the Company, its stockholders, employees and Participants granted Awards under the Plan.

  (c) No members of the Committee, administrators of the Plan or officers of the Company shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or any Award and all members of the Committee, administrators of the Plan and officers of the Company shall be fully indemnified by the Company with respect to any such action, determination, or interpretation to the fullest extent provided by the certificate of incorporation and by-laws of the Company and applicable state law.

  5. ELIGIBILITY. Employees of the Company and its subsidiaries who meet such standards as the Committee may from time to time determine are eligible to be granted Awards under the Plan.

  For purposes of the Plan, a subsidiary of the Company shall be any corporation which at the time qualifies as a "subsidiary corporation" under
Section 424(f) of the Code.

  6. AWARDS. Awards under the Plan may consist of stock options (either incentive stock options within the meaning of Section 422 of the Code or nonstatutory stock options), stock appreciation rights, performance shares, restricted stock grants, deferred Common Stock grants and other stock-based Awards. Awards of performance shares, restricted stock units and other stock-based Awards may provide the Participant with dividend equivalents prior to vesting of such Awards. Awards shall be subject to the terms and conditions of the Plan and shall be evidenced by an agreement containing such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.

  7. STOCK OPTIONS. Stock options may be granted under the Plan in such form as the Committee may from time to time approve pursuant to terms set forth in a stock option agreement.

  (a) Types of Stock Options. Each stock option agreement shall state whether or not the stock option will be treated as an incentive stock option or a non-qualified stock option.

  (b) Option Price. The purchase price per share of the Common Stock purchasable under a stock option shall be determined by the Committee, but will be not less than 100% of the Fair Market Value of the Common Stock on the date of the grant of the option.

  (c) Option Period. The term of each stock option shall be fixed by the Committee, but no incentive stock option shall be exercisable after the expiration of 10 years from the date the option is granted.

  (d) Exercisability. Each stock option shall vest and become exercisable at a rate of 33 1/3% of the shares subject to such stock option on each of the first three anniversaries of the date of grant unless otherwise determined by the Committee at or subsequent to grant.

  (e) Method of Exercise. Stock options may be exercised, in whole or in part, by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by the payment in full of the option purchase price. Such payment shall be made through the following methods or procedures: in cash or by certified or bank check, by tender of shares of Common Stock owned by the Participant (valued at Fair Market Value determined as of the day immediately prior to exercise) or, at the discretion of the Committee and upon such terms and conditions as the Committee may approve, through cashless exercise procedures, with other consideration or through other procedures, or by a combination of any such procedures. The Committee may determine that previously owned shares of Common Stock be held for a specified period of time prior to being used to exercise stock options.

  (f) Termination of Employment. Except as otherwise determined by the Committee at or subsequent to grant, any stock options held by a Participant upon termination of employment shall remain exercisable as follows:

    (i) If the Participant's termination of employment is due to death, the stock option (to the extent exercisable as of the date of termination) shall be exercisable for one (1) year following such termination of employment (but in no event beyond the term of the stock option), and shall thereafter terminate; and

    (ii) If the Participant's termination of employment is due to Retirement or permanent disability, the stock option shall, except as set forth in the following proviso, continue to vest and become exercisable pursuant to
  Section 7(d) and, to the extent exercisable, shall be exercisable for the term of the stock option, and shall thereafter terminate; provided, that in the event of the

  Participant's death following termination of employment due to Retirement or permanent disability (A) any stock option that is not vested as of the date of the Participant's death shall terminate and (B) any stock option that is exercisable as of the date of the Participant's death shall remain exercisable for the following one (1) year period (but in no event beyond the term of the stock option), and shall thereafter terminate; and

    (iii) If the Participant's termination of employment is for any other reason, the stock option (to the extent exercisable as of the date of termination) shall be exercisable for a period of ninety (90) days following such termination of employment (but in no event beyond the term of the option), and shall thereafter terminate.

In the event the Committee determines that a stock option may be exercised after the periods provided for in this paragraph (f), such longer exercise period may not extend beyond the term of the option.

  (g) Effect of Exercise Upon Tandem Stock Appreciation Right. Upon exercise of a stock option with respect to which a tandem stock appreciation right (as described in Section 8) has been granted, the number of shares of Common Stock with respect to which the tandem stock appreciation right shall be exercisable shall be reduced by the number of shares with respect to which the stock option has been exercised.

  8. STOCK APPRECIATION RIGHTS. Stock appreciation rights may be granted under the Plan in such form as the Committee may from time to time approve pursuant to terms set forth in a stock appreciation rights agreement.

  (a) Types of Stock Appreciation Rights. Stock appreciation rights may be granted in tandem with a related stock option (a "tandem stock appreciation right") or may be granted unrelated to any stock option (a "freestanding stock appreciation right"). A tandem stock appreciation right may be granted at the time of the related stock option grant or at any time during the term of such stock option; provided, however, that tandem stock appreciation rights related to an incentive stock option may only be granted at the time of the grant of such stock option and may be exercised only when the fair market value of Common Stock subject to such incentive stock option exceeds the exercise price of such stock option.

  (b) Purchase Price. The purchase price of a stock appreciation right shall be determined by the Committee at or subsequent to the time of grant of the stock appreciation right.

  (c) Payment. A stock appreciation right shall entitle the holder thereof, upon exercise of the stock appreciation right or any portion thereof, to receive payment of an amount determined by multiplying (i) the excess of the Fair Market Value per share of Common Stock on the date of exercise over the per share purchase price of the stock appreciation right, by (ii) the number of shares of Common Stock as to which such stock appreciation right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to a stock appreciation right by including such a limit at the time of grant.

  (d) Exercise. Freestanding stock appreciation rights shall be exercisable at such time or times, and under such conditions, as shall be determined by the Committee in its discretion at or subsequent to the time of grant and, except as otherwise determined by the Committee at or subsequent to grant, freestanding stock appreciation rights held by a Participant upon termination of employment shall be exercisable on the same terms as set forth for stock options in Section 7(f); provided, however, that no freestanding stock appreciation right shall be exercisable after the expiration of ten (10) years from the date the stock appreciation right is granted. A tandem stock appreciation right shall be exercisable at such time or times and only to the extent that the related stock option is exercisable.

  (e) Method of Exercise. Stock appreciation rights may be exercised, in whole or in part, by giving written notice to the Company specifying the number of shares with respect to which the stock appreciation right is being exercised. If requested by the Committee, the holder of a stock appreciation right shall deliver the agreement evidencing the stock appreciation right being exercised and, with respect to a tandem stock appreciation right, the agreement evidencing the related stock option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return the agreement to the holder.

  (f) Form of Payment. Payment of the amount determined under this Section 8 shall be made solely in shares of Common Stock or, at the sole discretion of the Committee, solely in cash, or in a combination of cash and shares of Common Stock (based upon the Fair Market Value of the Common Stock as of the date of exercise of the stock appreciation right).

  (g) Effect of Exercise of Tandem Stock Appreciation Right on Related Stock Option. Upon exercise of a tandem stock appreciation right, the number of shares of Common Stock covered by the related stock option shall be reduced by the number of shares with respect to which the stock appreciation right has been exercised.

  9. PERFORMANCE SHARES. Performance shares may be granted under the Plan in such form as the Committee may from time to time approve pursuant to the terms set forth in a performance share agreement.

  (a) Types of Performance Shares. Performance shares may be granted in the form of actual shares of Common Stock or share units having a value equal to an identical number of shares of Common Stock.

  (b) Performance Conditions and Duration. The performance conditions and the length of the performance period shall be determined by the Committee, but in no event may a performance period be less than twelve months, except upon a Change in Control.

  (c) Form of Payment. The Committee shall determine in its sole discretion whether performance shares granted in the form of share units shall be paid in cash, Common Stock, or a combination of cash and Common Stock (based upon Fair Market Value of the Common Stock as of the date of exercise or the end of the performance period, as the case may be).

  (d) Termination of Employment. Except as otherwise determined by the Committee at or subsequent to grant, a Participant must be employed as of the end of the relevant performance period to be entitled to receive payment with respect to a performance share award.

  10. RESTRICTED STOCK. Shares of restricted stock may be issued either alone or in addition to stock options, deferred stock or other stock-based Awards granted under the Plan, as determined by the Committee pursuant to terms set forth in a restricted stock agreement.

  (a) Awards of Restricted Stock. Unless such requirement is waived by the Committee, the prospective recipient of an Award of shares of restricted stock shall not be deemed to have any rights with respect to such Award, until and unless such recipient shall have executed an agreement or other instrument evidencing the Award and delivered a fully executed copy thereof to the Company, and otherwise complied with the then applicable terms and conditions.

  (b) Stock Certificates. Each Participant granted restricted stock under the Plan shall be issued a stock certificate in respect of shares of restricted stock awarded under the Plan. Such certificate shall be registered in the name of the holder, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award. The Committee shall require that the stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and shall require, as a condition of any restricted stock Award, that the holder shall have delivered a stock power, endorsed in blank, relating to the stock covered by such Award.

  (c) Restrictions and Conditions. Subject to the provisions of this Plan, during a period set by the Committee commencing with the date of such Award (the "restriction period"), the holder of shares of restricted stock shall not be permitted to sell, transfer, pledge, or assign such shares of restricted stock awarded under the Plan. Within these limits, the Committee may provide for the lapse of such restrictions in installments where deemed appropriate. Unless otherwise determined by the Committee at or subsequent to grant, the restriction period shall remain in effect during the twelve-month period ending on the day before the first anniversary date of the grant of the shares of restricted stock, except upon a Change in Control. Subject to the provisions of the immediately following sentence, upon termination of employment for any reason during the restriction period, all shares still subject to restriction shall be forfeited by the Participant and reacquired by the Company. In the event of a Participant's retirement, permanent disability, or death, or in cases of special circumstances, the Committee may, in its sole discretion, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to such Participant's shares of restricted stock.

  (d) Rights of Holder of Restricted Stock. Except as provided in paragraph
(c) of this Section 10, a Participant shall have, with respect to the shares of restricted stock, all the rights of a shareholder of the Company, including the right to vote the restricted stock, and the right to receive any cash dividends. The Committee, in its sole discretion, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional restricted stock or otherwise reinvested.

  (e) Restricted Stock Units. Restricted stock may also be granted in the form of restricted stock units having a value equal to an identical number of shares of Common Stock. The Committee shall determine in its sole discretion whether restricted stock granted in the form of units shall be paid in cash, Common Stock or a combination of cash and Common Stock.

  11. DEFERRED AWARDS. The Committee shall have the discretion to grant Awards of the right to receive Common Stock that are not to be distributed until after a specified deferral period. Such Awards may be made either alone or in addition to other Awards granted under the Plan. If the attainment of performance goals are specified, the Committee shall certify attainment of such performance goals prior to any delivery of deferred Common Stock. Prior to completion of the deferral period, a participant may elect to further defer receipt of an Award for a specified period or until a specified event, subject in each case to the approval of the Committee and under such terms as are determined by the Committee in its sole discretion. The Committee shall determine in its sole discretion whether such deferred Awards shall be paid in cash, Common Stock or a combination of cash and Common Stock.

  12. OTHER STOCK-BASED AWARDS. Other Awards of Common Stock and other Awards that are valued in whole or in part by reference to, or are otherwise based on Common Stock, including (without limitation) dividend equivalents and convertible debentures, may be granted either alone or in addition to other Awards granted under the Plan. Any Awards under this Section 12 and any Common Stock covered by any such Award may be forfeited to the extent so provided in the Award agreement, as determined by the Committee.

  13. CHANGE IN CONTROL. Upon the occurrence of a Change in Control, (i) all stock options shall become vested and exercisable in full, (ii) all stock appreciation rights which have not been granted in tandem with stock options shall become vested and exercisable in full, (iii) the restrictions applicable to all shares of restricted stock shall lapse, (iv) all restricted stock granted in the form of share units shall be paid in shares of Common Stock,
(v) all performance shares shall be deemed to be earned in full and shall be paid in shares of Common Stock, and all performance shares granted in the form of share units shall be deemed to be earned in full and shall be paid in shares of Common Stock, and (vi) all deferred Awards shall be paid in shares of Common Stock. The Committee may, in its discretion, include such further provisions and limitations in any agreement documenting such Awards as it may deem equitable and in the best interests of the Company, and may make payments with respect to restricted stock units, performance share units and deferred Awards in cash in an amount equal to the Fair Market Value of the Award as of the Change in Control.

  14. WITHHOLDING. The Company shall have the right to deduct from any payment to be made pursuant to the Plan the amount of any taxes required by law to be withheld therefrom, or to require a Participant to pay to the Company in cash such amount required to be withheld prior to the issuance or delivery of any shares of Common Stock or the payment of cash under the Plan. The Committee may, in its discretion, permit a Participant to elect to satisfy such withholding obligation by (i) delivering previously owned shares of Common Stock or (ii) having the Company retain shares of Common Stock which would otherwise be delivered upon exercise or payment of Awards or (iii) any combination of a cash payment or the methods set forth in (i) and (ii) above. For purposes of (i) and (ii) above, shares of Common Stock shall be valued at Fair Market Value determined as of the day immediately prior to exercise or payment.

  15. NONTRANSFERABILITY; BENEFICIARIES. Unless otherwise determined by the Committee with respect to the transferability of stock options by a Participant to his immediate family members (or to trusts or partnerships established for such family members), no Award shall be assignable or transferable by the Participant, otherwise than by will or the laws of descent and distribution or pursuant to a beneficiary designation, and stock options and stock appreciation rights shall be exercisable, during the Participant's lifetime, only by the Participant (or by the Participant's legal representatives in the event of the Participant's incapacity). Each Participant may designate a beneficiary to exercise any stock option or stock appreciation right held by the Participant at the time of the Participant's death or to be assigned any other Award outstanding at the time of the Participant's death. If no beneficiary has been named by a deceased Participant, any Award held by the Participant at the time of death shall be transferred as provided in his will or by the laws of descent and distribution.

  16. NO RIGHT TO EMPLOYMENT. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or its subsidiaries. Further, the Company and its subsidiaries expressly reserve the right at any time to terminate the employment of a Participant free from any liability, or any claim under the Plan, except as provided herein or in any Award agreement entered into hereunder.

  17. ADJUSTMENT OF AND CHANGES IN COMMON STOCK. In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spinoff, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends, the Committee may make such substitution or adjustment, if any, as it deems to be equitable, as to the number or kind of shares of Common Stock or other securities reserved for issuance pursuant to the Plan (including the annual limit on stock option grants) or subject to outstanding Awards, and to any other terms and conditions of outstanding Awards including the stock option or stock appreciation right purchase price or performance criteria.

  18. EMPLOYMENT BY SUBSIDIARY. For purposes of the Plan, a transfer of an employee to the employ of a subsidiary of the Company shall not be deemed to be a termination of employment and the employment by a subsidiary shall be deemed to be employment by the Company.

  19. AMENDMENT. The Board of Directors may amend, suspend or terminate the Plan or any portion thereof at any time, provided that (i) no amendment shall be made without stockholder approval if such approval is necessary under any applicable stock exchange rule or in order for the Plan to continue to comply with Section 162(m) under the Code and (ii) no amendment shall be made that would adversely affect the rights of a Participant under an Award theretofore granted, without such Participant's written consent.

  20. EMPLOYMENT OUTSIDE THE UNITED STATES. In the event that an Award is granted to an employee who is employed outside the United States and who is not compensated from a payroll maintained in the United States, the Committee may, in its sole discretion, revise the provisions of the Plan as they pertain to such an employee so as to permit the employee to benefit from the laws of the country in which the employee is employed at the time the Award is granted. Such revisions may include, but are not limited to, changes to the definition of Fair Market Value under Section 2(h) or in the timing of stock option exercises under Section 7.

  21. FORFEITURE OF AWARDS. Notwithstanding anything in the Plan to the contrary, the Committee may, in its sole discretion, in the event of a serious breach of conduct by an employee or former employee (including, without limitation, any conduct prejudicial to or in conflict with the Company or its subsidiaries), or any activity of an employee or former employee in competition with the business of the Company or any subsidiary, (a) cancel any outstanding Award granted to such employee or former employee, in whole or in part, whether or not vested or deferred, and/or (b) if such conduct or activity occurs within one year following the exercise or payment of an Award, require such employee or former employee to repay to the Company any gain realized or payment received upon the exercise or payment of such Award (with such gain or payment valued as of the date of exercise or payment). Such cancellation or repayment obligation shall be effective as of the date specified by the Committee. Any repayment obligation may be satisfied in Common Stock or cash or a combination thereof (based upon the Fair Market Value of Common Stock on the day prior to the date of payment), and the Committee may provide for an offset to any future payments owed by the Company or any subsidiary to the employee or former employee if necessary to satisfy the repayment obligation. The determination of whether an employee or former employee has engaged in a serious breach of conduct or any activity in competition with the business of the Company or any subsidiary shall be determined by the Committee in good faith and in its sole discretion. This
Section 21 shall have no application following a Change in Control.

  22. GENERAL PROVISIONS.

  (a) The Committee may require each Participant purchasing or acquiring shares pursuant to an Award under the Plan to represent to and agree with the Company in writing that such Participant is acquiring the shares for investment and without a view to distribution thereof.

  (b) All certificates for shares of Common Stock delivered under the Plan pursuant to any Award shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. If the Committee determines that the issuance of shares of Common Stock hereunder is not in compliance with, or subject to an exemption from, any applicable Federal or state securities laws, such shares shall not be issued until such time as the Committee determines that the issuance is permissible.

  (c) It is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 of the Exchange Act so that Participants will be entitled to the benefit of Rule 16b-3, or any other rule under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16. Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this Section 22(c), such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.

  (d) The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. Nothing contained herein shall give any Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or payments in lieu of or with respect to Awards hereunder, provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

  (e) Except as otherwise provided by the Committee in the applicable Award agreement, a Participant shall have no rights as a shareholder with respect to any shares of Common Stock subject to stock options, stock appreciation rights, performance share awards, restricted stock units, or deferred awards until a certificate or certificates evidencing shares of Common Stock shall have been issued to the Participant and, subject to Section 17, no adjustment shall be made for dividends or distributions or other rights in respect of any share for which the record date is prior to the date on which Participant shall become the holder of record thereof.

  (f) The law of the State of New York shall apply to all Awards and interpretations under the Plan regardless of the effect of such state's conflict of laws principles.

  (g) Where the context requires, words in any gender shall include any other gender.

  (h) All expenses of the Plan (including administrative expenses) shall be paid by the Company.

  23. EFFECTIVE DATE; TERM OF PLAN. The Plan shall be effective as of April 16, 1997. Subject to earlier termination pursuant to Section 19, the Plan shall have a term of ten (10) years from its Effective Date.

                                                                     APPENDIX C

                               MALLINCKRODT INC.

                     LONG-TERM INCENTIVE COMPENSATION PLAN
                        (AS AMENDED ON APRIL 16, 1997)

  Section 1. Purpose. The purpose of the Mallinckrodt Inc. Long-Term Incentive Compensation Plan (the "Plan") is to further the long-term growth and profitability of Mallinckrodt Inc. (the "Corporation") by offering long-term incentives in addition to current compensation to officers and other key management of the Corporation and its subsidiaries (each, a "Subsidiary"), and to provide such participating employees with an equity position in the Corporation to further align their interests with those of the shareholders of the Corporation. The Plan is intended to provide an incentive compensation opportunity to participating employees of the Corporation and its Subsidiaries which is not subject to the limitation on deductions for federal income tax purposes contained in Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and should be construed to the extent possible as providing for remuneration which is "performance-based compensation" within the meaning of Section 162(m) of the Code and Treasury Regulations thereunder.

  Section 2. Administration; Shareholder Ratification.

    (a) The Plan shall be administered by the Organization and Compensation Committee (the "Committee") of the Board of Directors of the Corporation (the "Board"). The Committee is authorized, subject to the provisions of the Plan, from time to time to establish such rules and regulations and make such interpretations and determinations as it may deem necessary or advisable for the proper administration of the Plan, and all rules, regulations, interpretations and determinations shall be binding on all participants (as defined below).

    (b) With respect to each Performance Cycle, the class of eligible participants pursuant to Section 3, the objective performance goals specified pursuant to Section 5, and the maximum award payable to any participant under Section 4, must be disclosed to and approved by the Corporation's shareholders.

  Section 3. Participation. Employees eligible to participate in the Plan shall consist of officers and other key management employees of the Corporation and its Subsidiaries who, in the opinion of the Committee, have significant potential for making substantial contributions to the success of the Corporation and its Subsidiaries. The Committee shall, at the beginning of each Performance Cycle (as defined below), determine, except as otherwise contemplated by the last sentence of Section 4, which of such officers and other key management employees shall participate in the Plan ("Participants") and the terms and conditions of such participation. The Committee shall report to the Board the names, classes (grades), or titles of the eligible Participants and, in general, the terms and conditions applicable to their participation with respect to a Performance Cycle. All employees designated as Participants shall be promptly advised of their participation.

  Section 4. Long-Term Incentive Awards. Each designated Participant who is actively employed by the Corporation or a Subsidiary on the last day of a Performance Cycle is eligible to receive a long-term incentive award under this Plan based upon the attainment of objective performance goals established by the Committee for the Performance Cycle under Section 5 hereof. A Participant must be actively employed by the Corporation or a Subsidiary thereof on the last day of a Performance Cycle to receive an incentive award for such Performance Cycle. However, if a Participant's employment is terminated prior to the last day of a Performance Cycle by reason of the Participant's death, disability or Qualified Retirement, the Participant (or Participant's designated beneficiary in the event of his or her death), at the sole discretion of the Committee, shall be entitled to receive an amount determined by multiplying the incentive award which would have been payable had the Participant remained an employee through the last day of the Performance Cycle by a fraction, the numerator of which is the number of days during the Performance Cycle the Participant was employed by the Corporation or one of its Subsidiaries, and the denominator of which is 1,080. For purposes of this Plan, Qualified Retirement means retirement at or after age 55 except that Qualified Retirement shall not include a termination of the Participant's employment by the Corporation for Cause. If a Participant's employment with the Corporation or one of its Subsidiaries begins after the first day of a Performance Cycle, the Participant's incentive award for such Performance Cycle shall automatically be pro-rated utilizing the formula set forth in the preceding sentence.

  Section 5. Performance Cycle; Performance Goals.

    (a) For purposes of this Plan, a Performance Cycle shall be a period of three (3) consecutive fiscal years of the Corporation. Within the 90-day period immediately following the beginning of each Performance Cycle, the Committee will establish, in writing, the objective performance goals applicable to each Participant or class of Participants for the Performance Cycle. The objective performance goals established by the Committee may be expressed in terms of financial, operating or other criteria, or any combination thereof, and may involve comparisons with respect to historical results of the Corporation and its Subsidiaries and operating groups or segments thereof, all as the Committee deems appropriate to achieve the purposes of the Plan as set forth in Section 1 hereof. However, each objective performance goal must be based upon or measured by criteria which would permit a third party, having knowledge of the relevant facts, to determine whether the objective performance goal was satisfied and calculate the amount of the award payable to a Participant.

    (b) The objective performance goals established by the Committee must preclude the discretion to increase the amount of any award payable to a Participant. However, to the extent permitted under Code Section 162(m) and the Treasury Regulations thereunder, the Committee retains the discretion to eliminate or decrease the amount of any award otherwise payable to a Participant. Notwithstanding any other provision in this Plan, neither any discretion given to the Committee with respect to Participants' incentive awards, or the amount payable thereunder, nor any rights given to the Committee, if any, to adjust criteria or goals relating to an incentive award, may be exercised after a Change in Control which in any way adversely affects the amount of an incentive award for the Performance Cycle in which the Change in Control occurred (or for the immediately preceding Performance Cycle, if payment with respect thereto has not been made before the Change in Control occurs), or any Participant's rights with respect to either such Performance Cycle.

  Section 6. Payments. Amounts payable under the Plan shall be paid to Participants as soon as practicable after the end of each Performance Cycle. Amounts payable under this Plan shall be paid by the Corporation as follows:
50% of a Participant's incentive award shall be paid in cash, and 50% of a Participant's incentive award shall be paid by the delivery of that number of shares of the Corporation's common stock, par value $1.00 per share, determined by dividing (i) 50% of the Participant's incentive award by (ii) the average of the means between the highest and lowest prices of the Corporation's common stock for each of the fifteen business days preceding the last day of the Performance Cycle, as reflected in the Composite Tape for New York Stock Exchange issues.

  Section 7. Change in Control.

    (a) Notwithstanding Section 4 hereof, in the event a Participant's employment with the Corporation is terminated following a Change in Control of the Corporation by reason of (i) a termination by the Corporation without Cause or (ii) a termination by the Participant with Good Reason, then the Participant shall receive the amount which the Participant would have received had the Participant remained an employee of the Corporation or one of its Subsidiaries through the last day of the Performance Cycle in which the Change in Control occurred, with such incentive award to be based on the actual results at the end of the Performance Cycle.

    (b) For purposes of this Plan, a "Change in Control" of the Corporation means the occurrences of any one of the following events:

      (i) any "person" (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the "Exchange Act") and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation's then outstanding securities eligible to vote for the election of the Board (the "Corporation Voting Securities"); provided, however, that the event described in this paragraph (i) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (A) by the Corporation or any Subsidiary of the Corporation, (B) by any employee benefit plan sponsored or maintained by the Corporation or any Subsidiary of the Corporation, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, (D) pursuant to a Non-Control Transaction (as defined in paragraph (iii)),
    (E) with respect to a Participant pursuant to any acquisition by the Participant or any group of persons including the Participant; or (F) except as provided in (iii) below, in which Corporation Voting Securities are acquired from the Corporation, if a resolution providing expressly that the acquisition pursuant to this clause (F) does not constitute a Change in Control under this paragraph (i) is approved by a vote of at least a majority of the directors comprising the Incumbent Board (as hereinafter defined);

      (ii) individuals who, on April 16, 1997, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to April 16, 1997, whose election, or nomination for election, by the Corporation's stockholders was approved by a vote of at least a majority of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Corporation in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this paragraph (ii), considered as though such person were a member of the Incumbent Board; provided, however, that no individual initially elected or nominated as a director of the Corporation as a result of an actual or threatened election contest with respect to directors or any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be a member of the Incumbent Board;

      (iii) the consummation of a merger, consolidation, share exchange or similar form of corporate reorganization of the Corporation or any such type of transaction requiring the approval of the Corporation's stockholders (whether for such transaction or the issuance of securities in the transaction or otherwise), or the consummation of the direct or indirect sale or other disposition of all or substantially all of the assets, of the Corporation (a "Business Combination"), unless immediately following such Business Combination: (A) more than 50% of the total voting power of the publicly-traded corporation resulting from such Business Combination (including, without limitation, any corporation which directly or indirectly has beneficial ownership of 100% of the Corporation Voting Securities or all or substantially all of the Corporation's assets) eligible to elect directors of such corporation is represented by shares that were Corporation Voting Securities immediately prior to such Business Combination (either by remaining outstanding or being converted), and such voting power is in substantially the same proportion as the voting power of such Corporation Voting Securities immediately prior to the Business Combination, (B) no person (other than any publicly-traded holding company resulting from such Business Combination, any employee benefit plan sponsored or maintained by the Corporation (or the corporation resulting from such Business Combination), or any person which beneficially owned, immediately prior to such Business Combination, directly or indirectly, 20% or more of the Corporation Voting Securities (a "Corporation 20% Stockholder")) becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the corporation resulting from such Business Combination and no Corporation 20% Stockholder increases its percentage of such total voting power, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the approval of the Board of the execution of the initial agreement providing for such Business Combination (a "Non-Control Transaction"); or

      (iv) the stockholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation.

  Notwithstanding the foregoing, a Change in Control of the Corporation shall not be deemed to occur solely because any person acquires beneficial ownership of more than 20% of the Corporation Voting Securities as a result of the acquisition of Corporation Voting Securities by the Corporation which, by reducing the number of Corporation Voting Securities outstanding, increases the percentage of shares beneficially owned by such person; provided, that if a Change in Control of the Corporation would occur as a result of such an acquisition by the Corporation (if not for the operation of this sentence), and after the Corporation's acquisition such person becomes the beneficial owner of additional Corporation Voting Securities that increases the percentage of outstanding Corporation Voting Securities beneficially owned by such person, then a Change in Control of the Corporation shall occur. Notwithstanding anything in this Plan to the contrary, if a Participant's employment is terminated prior to a Change in Control, and the Participant reasonably demonstrates that such termination was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control and who effectuates a Change in Control, then for all purposes of this Plan with respect to such Participant, the date of a Change in Control shall mean the date immediately prior to the date of such termination of employment.

    (c) For purposes of this Section 7 and Section 4, the term "Cause" means
  (i) the willful and continued failure of a Participant to perform his or her duties with the Corporation (other than any failure due to physical or mental incapacity) after a demand for substantial performance is delivered to the Participant by the Board which specifically identifies the manner in which the Board believes the Participant has not substantially performed his or her duties, or (ii) willful misconduct materially and demonstrably injurious to the Corporation. No act or failure to act by the Participant shall be considered "willful" unless done or omitted to be done by the Participant not in good faith and without reasonable belief that such action or omission was in the best interest of the Corporation. The unwillingness of the Participant to accept any or all of a change in nature or scope of his or her position, authorities or duties, a reduction in his or her total compensation or benefits, a relocation that the Participant deems unreasonable in light of his or her personal circumstances, or other action by or request of the Corporation in respect of his or her position, authority, or responsibility that the Participant reasonably deems to be contrary to this Plan, may not be considered by the Board to be a failure to perform or misconduct by the Participant. Notwithstanding the foregoing, no Participant shall be treated as having been terminated for Cause for purposes of this Plan unless and until there shall have been delivered to the Participant a copy of a resolution, duly adopted by a vote of 70% of the entire Board of Directors of the Corporation at a meeting of the Board called and held (after reasonable notice to the Participant and an opportunity for the Participant and his or her counsel to be heard before the Board) for the purpose of considering whether the Participant has been guilty of such a willful failure to perform or such willful misconduct as justifies termination for Cause hereunder, finding that in the good faith opinion of the Board the Participant has been guilty thereof and specifying the particulars thereof.

    (d) For purposes of this Section 7, a termination by the Participant will be with "Good Reason" if the resignation of the Participant is for any one or more of the following:

      (i) the Participant's resignation or retirement is requested by the Corporation other than for Cause;

      (ii) any significant change in the nature or scope of the Participant's position, authorities or duties from those existing as of the first day of the Performance Cycle;

      (iii) any reduction in the Participant's total compensation or benefits from those existing as of the first day of the Performance Cycle;

      (iv) the breach by the Corporation of any provision of this Plan or any other agreement between the Corporation and the Participant; or

      (v) the reasonable determination by the Participant that, as a result of a Change in Control of the Corporation and a change in circumstances thereafter significantly affecting his or her position, the Participant is unable to exercise the authorities and responsibilities attached to his or her position as such authorities and responsibilities exist as of the first day of the Performance Cycle.

  Section 8. Miscellaneous.

    (a) Designated Beneficiary. If a Participant shall die before receipt of all distributions or payments to which he or she is entitled under the Plan, distribution or payment of the amount to which he or she is entitled shall be made to such beneficiary as the Participant shall have designated by an instrument in writing filed with the Vice President--Human Resources of the Corporation or, in the absence of such designation, to the Participant's personal representative.

    (b) Assets. No assets shall be segregated or earmarked in respect of this Plan and no Participant shall have any right to assign, transfer, pledge or hypothecate his or her interest in the Plan. All amounts payable pursuant to the terms of this Plan shall be paid from the general assets of the Corporation.

    (c) Shares Reserved under the Plan. There is hereby reserved for issuance under the Plan an aggregate of one million (1,000,000) shares of Common Stock, which may be authorized but unissued or treasury shares.

    (d) Liability. No member of the Board shall be liable for any act or action hereunder, whether of omission or commission, by any other member or employee or by any agent to whom duties in connection with the administration of the Plan have been delegated or, except in circumstances involving such member's bad faith, gross negligence or fraud, for anything done or omitted to be done by such member. The Corporation will fully indemnify and hold each member of the Board harmless from any liability hereunder, except in circumstances involving such member's bad faith, gross negligence or fraud. The Corporation or the Board may consult with legal counsel, who may be counsel for the Corporation, with respect to its obligations or duties hereunder, or with respect to any action or proceeding or any question of law, and shall not be liable with respect to any action taken or omitted by it in good faith pursuant to the advice of such counsel.

    (e) Amendment or Termination. Notwithstanding any other provision of this Plan, the Board may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan, or suspend or terminate it entirely, retroactively or otherwise; provided, however that any such amendment, suspension or termination may not, without the Participant's consent, adversely affect any incentive awards previously made prior to the effective date of such amendment, suspension or termination. Notwithstanding the preceding sentence, no amendment of the Plan shall, without approval of the stockholders of the Corporation, result in the Plan losing its status as a protected plan under Securities and Exchange Commission Rule 16b-3 to the extent applicable.

    (f) Expenses. The Corporation will bear all expenses incurred by it in administering this Plan.

    (g) Withholding. The Corporation shall have the right to deduct from any payment to be made pursuant to this Plan or to otherwise require prior to the payment of any amount hereunder or the delivery of shares hereunder, payment by the Participant of any Federal, state or local taxes required by law to be withheld.

    (h) No Obligation. Subject to Section 8(e) hereof, neither this Plan nor any awards made hereunder shall create any obligation on the part of the Corporation or any Subsidiary to continue this Plan, or any other existing award plans or policies or to establish or continue any other programs, plans or policies of any kind. Neither this Plan nor any award made pursuant to this Plan shall give any Participant or other employee any right with respect to continuance of employment by the Corporation or any of its Subsidiaries or affiliates or of any specific aggregate amount of compensation, nor shall there be a limitation in any way on the right of the Corporation or any of its Subsidiaries or affiliates by which an employee is employed to terminate such employee at any time for any reason whatsoever, nor shall this Plan nor any award made hereunder create a contract of employment.

    (i) No Assignment; Resolution of Disputes. Except as otherwise permitted under Section 8(a), no right or interest of any Participant in this Plan shall be assignable or transferable, and no right or interest of any Participant hereunder shall be subject to any lien, obligation or liability of such Participant. In the event any conflicting demands are made upon the Corporation with respect to any payments due as a result of this Plan, provided that the Corporation shall not have received prior written notice that said conflicting demands have been finally settled by court adjudication, arbitration, joint order or otherwise, the Corporation may pay to the Participant any and all amounts due hereunder, and thereupon the Corporation shall stand fully relieved and discharged of any further duties or liabilities under this Plan.

    (j) Successors. The obligations of the Corporation under the Plan shall be binding upon any successor corporation or organization which shall succeed to substantially all of the assets and business of the Corporation and the term "Corporation," wherever used in this Plan, shall include any such corporation or organization after such succession.

    (k) Governing Law. This Plan and all actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of New York (regardless of the law that might otherwise govern under applicable New York principles of conflict of laws).

    (l) Shareholder Approval. The Plan was adopted by the Board on June 15, 1994. The Plan and any incentive awards granted hereunder shall be null and void if stockholder approval of the Plan is not obtained within twelve (12) months of the adoption of the Plan by the Board.

LOGO

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
        THE COMPANY FOR ANNUAL MEETING OF STOCKHOLDERS, OCTOBER 15, 1997
The undersigned appoints Raymond F. Bentele, Roberta S. Karmel, and Morton Moskin, or any of them, with full power of substitution, proxies to vote the shares which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Mallinckrodt Inc. to be held on October 15, 1997, at The Westin South Coast Plaza Hotel, 686 Anton Boulevard, Costa Me-sa, California 92626, at 10 a.m., local time, and any adjournments therof, hereby revoking any proxy heretofore given.

                           ------------------------

Election of Three Directors. Nominees: C. Ray Holman, Claudine B. Malone, and Anthony Viscusi for terms expiring in 2000.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE
APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK
ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD
OF DIRECTORS' RECOMMENDATIONS. THE PROXY COMMITTEE CANNOT
VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.
P R O X Y
                                  SEE REVERSE
                                      SIDE
                      ^ FOLD AND DETACH PROXY CARD HERE ^^

LOGO

To: Mallinckrodt Stockholders

If you plan to attend the Annual Meeting of Stockholders, please check the appropriate box on the proxy card so we can mail a ticket to you in advance of the meeting.

Please mark, sign, and date the proxy card and return it promptly to ensure your representation at the meeting.

YOUR VOTE IS IMPORTANT.

Thank you.

MALLINCKRODT INC.

                                                                            2599
                                                  ----
Please mark your votes as in this example.
 X
This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR proposals 1, 2, 3, 4 and 5 and AGAINST proposal 6. As to all other matters arising at the meeting, this proxy will be voted in the discretion of the named proxies, all in accordance with the Notice and Proxy
Statement for the meeting, receipt of which is acknowledged.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3, 4 AND 5.
                                      FOR

WITHHELD AS TO ALL NOMINEES
                                      FOR
                                    AGAINST
                                    ABSTAIN
                                      FOR
                                    AGAINST
                                    ABSTAIN
1. Election of Directors.
2. Appointment of independent auditors.
4. Approval of Equity Incentive Plan.
To withhold authority to vote for any nominee(s), mark the "FOR" box and write the name of each such nominee on the line provided below.
--------------------------------------------------------------------------------
5. Approval of Material Terms of Performance Goals under the Long-Term
Incentive Compensation Plan.
3. Approval of Directors' Stock Award Plan.

The Board of Directors recommends a vote AGAINST proposal 6.
6. Recommend that the Board of Directors redeem Shareholder Rights Plan or submit to binding shareholder vote.

7. In the discretion of the proxies, upon such other business as may properly come before the meeting.
Please check this box to request a ticket to the Annual Meeting.
SIGNATURE(S) ___________________________________________DATE _________  , 1997.
NOTE: Please date and sign exactly as name appears hereon. If shares are held jointly or by two or more persons, each stockholder named should sign. Executors, administrators, trustees, etc. should so indicate when signing. If the signer is a corporation, please sign full corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.
                      ^ FOLD AND DETACH PROXY CARD HERE ^^

                                      LOGO
                             YOUR VOTE IS IMPORTANT

PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY BY TEARING OFF THE TOP PORTION OF
       THIS SHEET AND RETURNING IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                                                            2205
                                                  ----
Please mark your votes as in this example.
 X
This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR proposals 1, 2, 3, 4 and 5 and AGAINST proposal 6. As to all other matters arising at the meeting, this proxy will be voted in the discretion of the named proxies, all in accordance with the Notice and Proxy
Statement for the meeting, receipt of which is acknowledged.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3, 4 AND 5.
                                      FOR

WITHHELD AS TO ALL NOMINEES
                                      FOR
                                    AGAINST
                                    ABSTAIN
                                      FOR
                                    AGAINST
                                    ABSTAIN
1. Election of Directors.
2. Appointment of independent auditors.
4. Approval of Equity Incentive Plan.
To withhold authority to vote for any nominee(s), mark the "FOR" box and write the name of each such nominee on the line provided below.
--------------------------------------------------------------------------------
3. Approval of Directors' Stock Award Plan.
5. Approval of Material Terms of Performance Goals under the Long-Term
Incentive Compensation Plan.

The Board of Directors recommends a vote AGAINST proposal 6.
6. Recommend that the Board of Directors redeem Shareholder Rights Plan or submit to binding shareholder vote.

7. In the discretion of the proxies, upon such other business as may properly come before the meeting.
Please check this box to request a ticket to the Annual Meeting.
SIGNATURE(S) ___________________________________________DATE _________  , 1997.
NOTE: Please date and sign exactly as name appears hereon. If shares are held jointly or by two or more persons, each stockholder named should sign. Executors, administrators, trustees, etc. should so indicate when signing. If the signer is a corporation, please sign full corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.
                      ^ FOLD AND DETACH PROXY CARD HERE ^^

                                      LOGO
                             YOUR VOTE IS IMPORTANT

PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY BY TEARING OFF THE TOP PORTION OF
       THIS SHEET AND RETURNING IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                                                            6334
                                                  ----
Please mark your votes as in this example.
 X
This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR proposals 1, 2, 3, 4 and 5 and AGAINST proposal 6. As to all other matters arising at the meeting, this proxy will be voted in the discretion of the named proxies, all in accordance with the Notice and Proxy
Statement for the meeting, receipt of which is acknowledged.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3, 4 AND 5.
                                      FOR

WITHHELD AS TO ALL NOMINEES
                                      FOR
                                    AGAINST
                                    ABSTAIN
                                      FOR
                                    AGAINST
                                    ABSTAIN
1. Election of Directors.
2. Appointment of independent auditors.
4. Approval of Equity Incentive Plan.
To withhold authority to vote for any nominee(s), mark the "FOR" box and write the name of each such nominee on the line provided below.
--------------------------------------------------------------------------------
3. Approval of Directors' Stock Award Plan.
5. Approval of Material Terms of Performance Goals under the Long-Term
Incentive Compensation Plan.

The Board of Directors recommends a vote AGAINST proposal 6.
6. Recommend that the Board of Directors redeem Shareholder Rights Plan or submit to binding shareholder vote.

7. In the discretion of the proxies, upon such other business as may properly come before the meeting.
Please check this box to request a ticket to the Annual Meeting.
SIGNATURE(S) ___________________________________________DATE _________  , 1997.
NOTE: Please date and sign exactly as name appears hereon. If shares are held jointly or by two or more persons, each stockholder named should sign. Executors, administrators, trustees, etc. should so indicate when signing. If the signer is a corporation, please sign full corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.
                      ^ FOLD AND DETACH PROXY CARD HERE ^^

                                      LOGO
                             YOUR VOTE IS IMPORTANT

PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY BY TEARING OFF THE TOP PORTION OF
       THIS SHEET AND RETURNING IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.